EXHIBIT 10.1

CREDIT AGREEMENT

DATED AS OF

May 13, 2021

AMONG

ENERGY 11 OPERATING COMPANY, LLC and ENERGY 11, L.P.

AS BORROWERS,

BANCFIRST,

AS ADMINISTRATIVE AGENT

AND

THE LENDERS PARTY HERETO

$60,000,000

TABLE OF CONTENTS

		Page No.
ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01	Certain Defined Terms. :	1
Section 1.02	Terms Generally; Rules of Construction	22
Section 1.03	Accounting Terms and Determinations; GAAP	23

Article II
The Credits

Section 2.01	Commitments	23
Section 2.02	Loans and Borrowings	24
Section 2.03	Requests for Borrowings	24
Section 2.04	Funding of Borrowings	25
Section 2.05	Changes in the Aggregate Maximum Credit Amount	25
Section 2.06	Borrowing Base	26

Article III
Payments of Principal and Interest; Prepayments; Fees

Section 3.01	Repayment of Loans	29
Section 3.02	Interest	29
Section 3.03	Prepayments	30
Section 3.04	Fees	31

Article IV
Payments; Pro Rata Treatment; Sharing of Set-offs.

Section 4.01	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	32
Section 4.02	Presumption of Payment by the Borrower	33
Section 4.03	Certain Deductions by the Administrative Agent	33
Section 4.04	Disposition of Proceeds	34
Section 4.05	Defaulting Lenders	34

Article V
Taxes; Illegality

Section 5.02	RESERVED	35
Section 5.03	Taxes	35
Section 5.04	Mitigation Obligations	38

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Annexes, Exhibits and Schedules

Annex I	List of Maximum Credit Amounts
Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Assumption
Exhibit F-1	RESERVED
Exhibit G	Form of Guaranty Agreement
Exhibit H-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders; Not Partnerships)
Exhibit H-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; Not Partnerships)
Exhibit H-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; Partnerships)
Exhibit H-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders; Partnerships)

Schedule 7.04	Litigation
Schedule 7.13	Subsidiaries and Partnerships
Schedule 7.15	Properties
Schedule 7.17	Gas Imbalances
Schedule 7.18	Marketing Contracts
Schedule 7.19	Swap Agreements
Schedule 9.05	Investments

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Credit Agreement

This Credit Agreement, dated as of May 13, 2021, is among ENERGY 11 OPERATING COMPANY, LLC, a Delaware limited liability company (“Energy 11 Operating”) and ENERGY 11, L.P., a Delaware limited partnership (“Energy 11 LP”; Energy 11 Operating and Energy 11 LP are jointly, severally and collectively referred to herein as the “Borrowers” and each individually as a “Borrower”), ENERGY 11 GP, LLC, a Delaware limited liability company (“the “Guarantor”), each of the Lenders from time to time party hereto, BANCFIRST, an Oklahoma chartered bank (in its individual capacity, “BancFirst”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.    The Borrowers have requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrowers.

B.    The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

C.    In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01    Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Additional Costs” means (1) all third-party, out of pocket costs and expenses and actual losses Lenders (in Administrative Agent’s reasonable determination) incur (at any time) from (i) making or maintaining the Loan, (ii) protecting the assets securing the Loan, or (iii) enforcing its remedies under the Loan Documents during an Event of Default, and (2) any reduction in any amount (including lost profits) to which Lender is entitled under the Loan Documents. Additional Costs includes costs which (a) subject Lender to any tax, duty or other charge with respect to the Loan, or changes the basis of taxation of any amounts payable to Lender under the Loan (other than taxes imposed on the overall net income of Lender or of its applicable lending office by the jurisdiction in which Lender’s principal office or such applicable lending office is located) or (b) impose or modify any reserve, special deposit or similar requirements relating to Lender. For purposes of this definition, the term “Lender”, at Lender’s option, includes Lender’s present and future participants in the Loan.

“Administrative Agent” has the meaning given in the introductory paragraph.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

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“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent and any other agent appointed hereunder from time to time; and “Agent” shall mean any of them, as the context requires.

“Aggregate Maximum Credit Amount” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be increased, reduced or terminated pursuant to Section 2.05. The initial Aggregate Maximum Credit Amount of the Lenders is $60,000,000.

“Agreement” means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or any of their Affiliates from time to time concerning or relating to bribery or corruption.

“Anticipated Cure Deadline” has the meaning assigned to such term in Section 10.03(a).

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Maximum Credit Amount represented by such Lender’s Maximum Credit Amount as such percentage is set forth on Annex I; provided that in the case of Section 4.05 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Maximum Credit Amount (disregarding any Defaulting Lender’s Maximum Credit Amount) represented by such Lender’s Maximum Credit Amount. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender, or (b) any other Person whose long term senior unsecured debt rating at the time of entry into the applicable Swap Agreement is A‑/A3 by S&P or Moody’s (or their equivalent) or higher. For the purposes hereof, BP Energy Company, a Delaware corporation (“BP”); Nextera Energy Marketing, LLC., a Delaware limited liability company and Cargill, Incorporated are each an “Approved Counterparty” and will continue as such until Borrowers are otherwise notified by Agent.

“Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Approved Petroleum Engineer” means Pinnacle Energy Services, LLC or an independent petroleum engineer proposed by the Borrower and reasonably acceptable to the Administrative Agent.

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“ASC” means the Financial Accounting Standards Board Accounting Standards Codification, as in effect from time to time.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit D or any other form approved by the Administrative Agent.

“Availability” means, at any time, (a) the Lenders’ total Commitments at such time minus (b) the aggregate Credit Exposure of the Lenders at such time.

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Products” means any of the following bank services: (a) commercial credit cards, (b) stored value cards, and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” and “Borrowers” have the meaning given in the introductory paragraph.

“Borrowing” means Loans or an advance of funds pursuant to the line of credit described in Article 2 herein.

“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.06, as the same may be adjusted from time to time pursuant to Section 8.13(c), Section 9.12(d) or Section 9.12(e).

“Borrowing Base Deficiency” occurs if at any time the total Credit Exposures exceeds the Borrowing Base then in effect.

“Borrowing Request” means a request by the Borrowers for a Borrowing in accordance with Section 2.03.

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“Business Day” means each day of the week which is not a Saturday, Sunday or a holiday recognized and observed by the Board of Governors of the Federal Reserve System.

“Capital Leases” means, in respect of any Person, all leases that shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of either Borrower or any of its Subsidiaries having a fair market value in excess of the greater of (i) $500,000 or (ii) 5% of the Borrowing Base then in effect.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of either Borrower or (b) the occupation of a majority of the seats (other than vacant seats) on the board of managers (or comparable authority) of either Borrower by Persons who were neither (i) nominated by the board of managers (or comparable authority) of either Borrower nor (ii) appointed by managers so nominated.

“Change in Law” means the adoption of any law, rule or regulation after the date of this Agreement, any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or compliance by any Lender (or, for purposes of 0), by any lending office of such Lender or by such Lender’s holding company, if any, with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, for the purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith or promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and to have been adopted after the date of this Agreement.

“CLO” means any entity (whether a corporation, partnership, limited liability company, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means the Mortgaged Properties and all other Property of Energy 11 Operating and its Subsidiaries, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Instrument.

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“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder in an aggregate principal amount among all Lenders at any one time outstanding not to exceed the lesser of (x) $60,000,000.00, as such amount may be adjusted from time to time in accordance with this Agreement, or (y) the amount determined by subtracting (i) the sum of the Monthly Commitment Reductions with respect to the Loans which have occurred subsequent to the immediately preceding Borrowing Base determination, as set forth in Section 4.02, from (ii) the Borrowing Base as in effect from time to time , as such commitment may be (a) modified from time to time pursuant to Section 2.05 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b), and “Commitments” means the aggregate amount of the Commitments of all the Lenders. The amount representing each Lender’s Commitment shall at any time be the lesser of (i) such Lender’s Maximum Credit Amount and (ii) such Lender’s Applicable Percentage of the then effective Borrowing Base. Each Lender’s obligation

“Commitment Fee Rate” means one quarter of one percent (0.25%) per annum.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute and any regulations promulgated thereunder.

“Consolidated Borrower Entities” means each of the Credit Parties and Consolidated Subsidiaries.

“Consolidated Subsidiaries” means each Subsidiary of Energy 11 LP, including Energy 11 Operating (whether now existing or hereafter created or acquired), the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrowers in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly more than 50% of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans.

“Credit Parties” means, collectively, the Borrowers and Guarantor, and “Credit Party” means any one of the foregoing.

“Debt” means, for any Person, the sum of the following (without duplication):  all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments;  all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar

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instruments;  all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services;  all obligations under Capital Leases;  all obligations under Synthetic Leases;  all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person;  all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss;  all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others;  all obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business;  all obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person;  any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; and  the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Debt Service Coverage Ratio” means that ratio determined by dividing EBITDAX less distributions by the sum of the Consolidated Borrower Entities’ interest expense plus the annualized amount of the principal payment necessary to amortize the loan balance over the Half Life of Borrowers’ Oil and Gas Properties plus any additional current maturities of long term debt due from other Debt for the most recent twelve months then-ended.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrowers, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in

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furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iii) has become the subject of a Bail-In Action.

“Deposit Account” means any operating, administrative, cash management, collection activity, demand, time, savings, passbook or other deposit account maintained with a bank or other financial institution.

“dollars” or “$” or “Dollars” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EBITDAX” means, with respect to the Consolidated Borrower Entities for the most recent 12-months then ended: (a)  Net Income of the Consolidated Borrower Entities for such period, plus, to the extent deducted in the calculation of Net Income, (b) the sum of (i) income or franchise Taxes paid or accrued; (ii)  interest expense; (iii) amortization, depletion and depreciation expense; (iv) exploration expenses; (v) IDCs; (vi) any loss from the sale of assets; (vii) impairments; (viii) any non-cash losses or charges on any Swap Agreement resulting from the requirements of SFAS 133 for that period; (ix) non-recurring expenses or losses (including, any extraordinary expenses or losses); (x) any other non-cash expenses or non-cash losses; less, to the extent included in the calculation of Net Income, (c) the sum of (i) gains or losses from sales or other dispositions of assets (other than Hydrocarbons produced in the normal course of business); (ii) any non-cash gains on any Swap Agreement resulting from the requirements of SFAS 133 for that period; and (iii) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring “cash” losses. .

“EEA Financial Institution” means  any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority,  any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or  any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

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“Election Notice” has the meaning assigned to such term in Section 3.03(c)(ii).

“Energy 11 LP” has the meaning given in the introductory paragraph.

“Energy 11 Operating” has the meaning given in the introductory paragraph.

“Engineering Reports” has the meaning assigned to such term in Section 2.06(c)(i).

“Environmental Laws” means any and all applicable Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which the Borrowers or any Subsidiary is conducting or at any time has conducted business, or where any Property of the either Borrower or any Subsidiary of either Borrower is located, in each case, to the extent such Governmental Requirements relate to the release of, or exposure to, Hazardous Materials, including, without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of either Borrower or any Subsidiary of either Borrower is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statutes, and all regulations and guidance promulgated thereunder.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrowers or a Subsidiary of either Borrower would be deemed to be a “single

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employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA, other than a Reportable Event as to which the provisions of thirty (30) days’ notice to the PBGC is expressly waived under applicable regulations, (b) the withdrawal of either Borrower, a Subsidiary of either Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA or (f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means:  Liens for Taxes, assessments or other governmental charges or levies which are not delinquent for more than sixty (60) days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;  Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;  statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent for more than sixty (60) days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;  contractual Liens that arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by a Borrower or any Subsidiary of a Borrower or materially impair the value of such Property subject thereto;  Liens arising solely

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by virtue of any statutory or common-law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided, that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by each Borrower or any of its Subsidiaries to provide collateral to the depository institution;  easements, restrictions, rights of way, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of either Borrower or any Subsidiary of either Borrower for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by a Borrower or any Subsidiary or materially impair the value of such Property subject thereto; immaterial title defects or irregularities in title, zoning and land use requirements or restrictions, rights and interests of owners or lessees of a mineral estate to use of the related surface estate, which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by a Borrower or any Subsidiary of a Borrower or materially impair the value of such Property subject thereto; (h)  Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business or reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to such Person to the extent that the amount of such pledged cash or securities is reasonable and customary with respect to such insurance and such insurance is being maintained in accordance with Section 8.07; (i) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (j) Liens, titles and interests of licensors of software and other intangible Property licensed by such licensors to either Borrower or any Subsidiary of a Borrower, restrictions and prohibitions on encumbrances and transferability with respect to such Property and either Borrower’s or such Subsidiary’s interests therein imposed by such licenses, and Liens and encumbrances encumbering such licensors’ titles and interests in such Property and to which either Borrower’s or such Subsidiary’s license interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record, provided, that such Liens do not secure Indebtedness for borrowed money of either Borrower or any Subsidiary of either Borrower and do not encumber Property of a Borrower or any Subsidiary of a Borrower other than the Property that is the subject of such licenses; and (k) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by a Borrower and the Subsidiaries of any Borrower in the ordinary course of business covering only the Property under lease; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

Energy 11 Operating Company, llc

Credit Agreement

“Excluded Swap Obligation” means, with respect to any Credit Party individually determined on a Credit Party by Credit Party basis, any Indebtedness in respect of any Swap Agreement if, and solely to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Indebtedness in respect of any Swap Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Indebtedness in respect of any Swap Agreement.

“Excluded Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower or any Guarantor hereunder or under any other Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of , or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 5.04(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) is attributable to such Lender’s failure to comply with or Section 5.03(e) or Section 5.03(f), and (d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, New York or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

Energy 11 Operating Company, llc

Credit Agreement

“Fee Letter” means any letter agreement among the Borrowers and Agent related to the payment of certain fees by the Borrowers.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means David McKenney or a Financial Officer of Energy 11 LP.

“Financial Statements” means the financial statement or statements of the Consolidated Borrower Entities referred to in Section 7.04(a).

“Flood Insurance Regulations” has the meaning assigned such term in Section 12.17.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrowers, any Subsidiary, any of their Properties, any Agent, or any Lender.

“Governmental Requirement” means any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantor” means Energy 11 GP, LLC, a Delaware limited liability company.

“Guaranty Agreement” means an agreement executed by the Guarantor and being substantially in the form of Exhibit G, pursuant to which such Guarantor unconditionally guarantees on a joint and several basis with any future Domestic Subsidiary, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

“Half Life” means, for Borrowers’ (or any Borrower’s) Oil and Gas Properties, the lesser of sixty (60) months or the most recently determined half-life of Borrowers’ (or any Borrower’s) Oil and Gas Properties.

Energy 11 Operating Company, llc

Credit Agreement

“Hazardous Material” means any substance regulated under any applicable Environmental Law including: any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws, which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“IDCs” means Intangible Drilling and Development Costs, as defined in Section 263 of the Code (including, without limitation and for the avoidance of doubt, intangible completion costs).

“Indebtedness” means any and all amounts owing or to be owing by the Borrowers, any Subsidiary of any of the Borrowers or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising):  to any Agent or any Lender under any Loan Document, including, without limitation, all interest on any of the Loans (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Credit Party (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action);  to any Secured Swap Provider under any Swap Agreement including any Swap Agreement in existence prior to the date hereof, but excluding any additional transactions or confirmations entered into  after such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender or  after assignment by a Secured Swap Provider to another Secured Swap Provider that is not a Lender or an Affiliate of a Lender;  to any Secured Bank Products Provider in respect of Bank Products; and  all renewals, extensions and/or rearrangements of any of the

Energy 11 Operating Company, llc

Credit Agreement

above; provided, that solely with respect to any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Swap Obligations of such Guarantor shall in any event be excluded from “Indebtedness” owing by such Guarantor.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by, or on account of any obligation of any Borrower or Guarantor under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.

“Initial Borrowing Base” means a Borrowing Base in the amount of $60,000,000, which shall be in effect during the period commencing on the Effective Date and continuing until redetermined pursuant to Section 2.06(b).

“Initial Reserve Report” means an engineering and economic analysis of the oil and gas reserves attributable to the Oil and Gas Properties of Borrowers and Guarantor prepared by Pinnacle Energy Services or independent petroleum engineer or engineering firm acceptable to Administrative Agent.

“Interest Payment Date” means the last day of each month during the term hereof.

“Interim Redetermination” means any redetermination of the Borrowing Base, Monthly Commitment Reduction and Half Life under Section 2.06(b)(ii).

“Interim Redetermination Date” means the date on which a Borrowing Base, Monthly Commitment Reduction and Half Life that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.06(d).

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or any capital contribution to any other Person; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such other Person.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

Energy 11 Operating Company, llc

Credit Agreement

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) royalties, production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, encroachments, exceptions or reservations. For the purposes of this Agreement, the Borrowers and their Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Notes, the Guaranty Agreement, and the Security Instruments.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, Property or financial condition of either Borrower and each of their Subsidiaries taken as a whole, (b) the ability of the Borrowers, any Subsidiary of the Borrowers or any Guarantor to perform any of their obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, any other Agent or any Lender under any Loan Document.

“Material Indebtedness” means Debt (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrowers and their Subsidiaries in an aggregate principal amount exceeding $500,000; provided, however, that Swap Agreements entered into in accordance with the terms hereof shall not count as Material Indebtedness. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrowers or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrowers or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means the earliest of (a) March 1, 2024 and (b) the date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amount,” as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the

Energy 11 Operating Company, llc

Credit Agreement

Aggregate Maximum Credit Amount pursuant to Section 2.05(b), or (b) modified from time to time pursuant to any assignment permitted by Section 12.04(b).

“Monthly Commitment Reduction” means those monthly decreases to the Borrowing Base occurring as of the first (1st) day of each month during the term hereof as determined by the Administrative Agent in accordance with Article II below.

“Monthly Date” means the last day of each calendar month.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by either Borrower or any Guarantor that is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Mortgages” means all mortgages, deeds of trust and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on Mortgaged Property to secure payment of the Indebtedness or any party thereof. All Mortgages shall be in form and substance satisfactory to the Administrative Agent in its sole discretion.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.

“Net Income” means with respect to the Consolidated Borrower Entities, for any period, the aggregate of the net income (or loss) of the Consolidated Borrower Entities after allowances for taxes for such period determined in accordance with GAAP; provided, that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Consolidated Borrower Entities has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Consolidated Borrower Entities in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to any of the Consolidated Borrower Entities; (b) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (c) any extraordinary gains or losses during such period; (d) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets; and (e) any writeups or writedowns of non-current assets.

“New Borrowing Base Notice” has the meaning assigned to such term in Section 2.06(d).

“Notes” means the promissory notes of the Borrowers described in Section 2.02(c) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Obligations” means Indebtedness.

Energy 11 Operating Company, llc

Credit Agreement

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Other Connection Taxes” means, with respect to any Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrowers or any Guarantor hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Taxes (other than a connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or any Loan Document).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04(b)).

“Participant” has the meaning set forth in Section 12.04(c)(i).

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Credit Agreement

“Patriot Act” has the meaning set forth in Section 12.16.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by a Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by a Borrower or a Subsidiary of a Borrower or an ERISA Affiliate.

“Prime Rate” means, for any day, the lesser of (i) the prime rate as published in The Wall Street Journal’s “Money Rates” table for that day plus 50 basis points and (ii) the Highest Lawful Rate. If multiple prime rates are quoted in the “Money Rates” table, then the highest quoted prime rate will be the Prime Rate. Notwithstanding the foregoing, if the Prime Rate calculated under Subparagraph (i) above is less than 4.00%, then the Prime Rate (inclusive of such 50 basis points) shall be deemed to be equal to four percent (4.00%). If the Prime Rate is no longer published in The Wall Street Journal, then the Administrative Agent will choose a commercially reasonable substitute index rate for calculating the Prime Rate and promptly notify Borrowers of the new index rate. The Prime Rate may not be the lowest rate of interest that Lenders charge. The Prime Rate will fluctuate with each change reported by The Wall Street Journal (or as determined by the Administrative Agent if no longer published by The Wall Street Journal) as of the day of any reported change.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.06(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.06(c)(ii).

“PV-9” means, on any date of determination, with respect to any proved and producing Oil and Gas Properties expected to be produced from any Oil and Gas Properties, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Borrowers’ interests in such proved Oil and Gas Properties during the remaining expected economic lives of such reserves, calculated in accordance with the most recent bank price deck provided to the Borrowers by the Administrative Agent.

“Qualified ECP Counterparty” means, in respect of any Swap Agreement, each Credit Party that (a) has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Swap Agreement becomes effective or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an

Energy 11 Operating Company, llc

Credit Agreement

“eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment or defeasance (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Register” has the meaning assigned to such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Remedial Work” has the meaning assigned to such term in Section 8.10(a).

“Required Lenders” means, at any time while no Loans is outstanding, Lenders having at least sixty-six and two thirds percent (66 2/3%) of the Aggregate Maximum Credit Amount; and at any time while any Loans is outstanding, Lenders holding at least sixty-six and two thirds percent (66 2/3%) of the sum of the total Revolving Exposure of all Lenders at such time; provided, that so long as there are three (3) or less Lenders, Required Lenders shall mean all Lenders; provided further that the Commitments of, and the portion of the Revolving Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the proved Oil and Gas Properties of the Borrowers and the Guarantor (or as for Interim Redeterminations, the proved Oil and Gas Properties of the Borrowers and the Guarantor acquired since the last redetermination of the Borrowing Base), together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time, and reflecting Swap Agreements in place with respect to such production. Until superseded by the delivery of a subsequent Reserve Report pursuant to the terms of this Agreement, the Initial Reserve Report shall be considered the Reserve Report.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the Chief Operating Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrowers.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in either Borrower, or any payment

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Credit Agreement

(whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in a Borrower or any option, warrant or other right to acquire any such Equity Interests in a Borrower.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure (without regard to any sale by such Lender of a participation in any Loan under Section 12.04(c)).

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (as of the Effective Date, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, any Person operating, organized or resident in a Sanctioned Country or any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“Scheduled Redetermination” has the meaning assigned to such term in Section 2.06(b)(i).

“Scheduled Redetermination Date” means the date on which a Borrowing Base, Monthly Commitment Reduction and/or Half Life that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.06(d).

“SEC” means the U.S. Securities and Exchange Commission or any successor Governmental Authority.

“Secured Bank Products Provider” means any Lender or Affiliate of a Lender that provides Bank Products to a Borrower, any Subsidiary of a Borrower or any Guarantor.

“Secured Parties” means, collectively, the Administrative Agent, each Lender, each Secured Swap Provider, each Indemnitee, each other Agent, and any other Person owed Obligations and “Secured Party” means any of them individually.

“Secured Swap Provider” means any Person that is a party to a Swap Agreement with a Borrower or any of its Subsidiaries that entered into such Swap Agreement while such Person was a Lender or an Affiliate of a Lender, whether or not such Person at any time ceases to be a

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Credit Agreement

Lender or an Affiliate of a Lender, as the case may be, or assignee of any Person described in clause (a) above so long as such assignee is an Approved Counterparty.

“Security Instruments” means any Guaranty Agreement, any Pledge Agreement, any Mortgage, any account control agreement, security agreements and any and all other agreements, instruments or certificates now or hereafter executed and delivered by either Borrower or any other Person (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by a Borrower or one or more of its Subsidiaries or by a Borrower and one or more of its Subsidiaries and (b) any partnership of which a Borrower or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of a Borrower.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of a Borrower or its Subsidiaries and no purchased put option (or floors) for Hydrocarbons shall be a Swap Agreement.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

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“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.

“Transactions” means, with respect to (a) the Borrowers, the execution, delivery and performance by the Borrowers of this Agreement, each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrowers on Mortgaged Properties and other Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under a Guaranty Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral thereunder, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by Energy 11 LP or one or more of the Wholly-Owned Subsidiaries or by either Borrower and one or more of the Wholly-Owned Subsidiaries.

“Withholding Agent” means either Borrower, any Guarantor or the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.03    Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this

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Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.04    Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agents or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Borrowers’ independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided, that unless the Borrowers and the Required Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods; provided further that, all terms of an accounting or financial nature used herein and all references to GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to the Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (the “ASU”) so that all obligations of the Borrowers that is or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of the ASU shall continue to be accounted for as operating leases for purposes of this Agreement (whether or not such operating lease obligations were in effect prior to the effectiveness of the ASU) regardless of whether such obligations are required to be treated as a Capital Lease in the financial statements of the Consolidated Borrower Entities in accordance with the ASU (on a prospective or retroactive basis or otherwise).

ARTICLE II
THE CREDITS

Section 2.01    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrowers during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the total Credit Exposures exceeding the total Commitments. The Borrowing Base component of the Commitment shall be reduced by the Monthly Commitment Reduction, if applicable pursuant to Article IV, on the first (1st) day of each calendar month during the term hereof. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, repay (without premium or penalty) and reborrow the Loans.

Section 2.02    Loans and Borrowings.

(a)    Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

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(b)    Minimum Amounts; Limitation on Number of Borrowings. Each Borrowing shall be in an aggregate amount that is an integral multiple of $500,000; provided that a Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments.

(c)    Notes. Any Lender may request that Loans made by it be evidenced by a single promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption. If any Lender’s Maximum Credit Amount increases or decreases for any reason, the Borrowers shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to the order of any Lender who requested a Note hereunder in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed, and such Lender agrees to promptly thereafter return the previously issued Note held by such Lender marked canceled or otherwise similarly defaced. The date, amount, Type and interest rate of each Loan made by each Lender that receives a Note, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrowers’ rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03    Requests for Borrowings. To request a Borrowing, the Borrowers shall notify the Administrative Agent of such request by telephone or by written Borrowing Request in substantially the form of Exhibit B and signed by the Borrowers (a “written Borrowing Request”) not later than 9:00 a.m., Oklahoma City, Oklahoma time, on the Business Day of the proposed Borrowing. Each telephonic and written Borrowing Request shall be irrevocable and each telephonic Borrowing Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    the aggregate amount of the requested Borrowing;

(ii)    the date of such Borrowing, which shall be a Business Day; and

(iii)    the location and number of the Borrowers’ account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

Section 2.04    Funding of Borrowings.

(a)    Borrowing Requests. Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit

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Amount and the then effective Borrowing Base). Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(b)    Fundings by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Oklahoma City, Oklahoma time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the Borrowers maintained with the Administrative Agent in Oklahoma City, Oklahoma and designated by the Borrowers in the applicable Borrowing Request.

(c)    Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Section 2.03 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.05    Changes in the Aggregate Maximum Credit Amount.

(a)    Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amount or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b)    Optional Termination and Reduction of Aggregate Maximum Credit Amount.

(i)    The Borrowers may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amount; provided, that (A) each reduction of the Aggregate Maximum Credit Amount shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (B) the Borrowers shall not terminate or reduce the Aggregate Maximum Credit Amount if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.03(c), the total Credit Exposures would exceed the total Commitments.

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(ii)    The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amount under Section 2.05(b)(i) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section 2.05(b)(ii) shall be irrevocable. Any termination or reduction of the Aggregate Maximum Credit Amount shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Credit Amount shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

Section 2.06    Borrowing Base.

(a)    Initial Borrowing Base. The Borrowing Base shall represent the Lenders’ determination, in their sole discretion, of the maximum loan amount that may be supported by the Oil and Gas Properties of the Borrowers reflected in the most recently delivered Reserve Report, based upon evaluation of such Oil and Gas Properties. The determination of the Borrowing Base will be made in accordance with then-current practices, economic and pricing parameters, methodology, assumptions, and customary procedures and standards established by Lenders from time to time for its petroleum industry customers including without limitation (a) an analysis of such reserve and production data with respect to any Borrower’s Oil and Gas Properties, including the Mortgaged Properties, as is provided to Lenders in accordance herewith, and (b) such other information as Lenders deem appropriate in its discretion, consistent with customary industry practices and which Lenders customarily consider in evaluating similar oil and gas credits. Borrowers and Lenders acknowledge that (i) due to the uncertainties of the oil and gas extraction process, each Borrower’s Oil and Gas Properties reflected in the most recently delivered Reserve Report are not subject to evaluation with a high degree of accuracy and are subject to potential rapid deterioration in value, and (ii) for this reason and the difficulties and expenses involved in liquidating and collecting against the Mortgaged Properties, the determination of the maximum loan amount with respect to each Borrower’s Oil and Gas Properties reflected in the most recently delivered Reserve Report contains an equity cushion (market value in excess of loan amount) which Borrowers acknowledge to be essential for the adequate protection of Lenders. The aforementioned notwithstanding, in no event shall the Borrowing Base be more than 40% of the proved, producing and developed PV-9, as determined by Administrative Agent. The Borrowing Base in effect during the period from and including the Effective Date to a redetermination pursuant to Section 2.06(b) below shall be the Initial Borrowing Base and the Monthly Commitment Reduction during such period shall be $1,000,000.00 and the Half Life shall be 60 months. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c) or Section 9.12.

(b)    Scheduled and Interim Redeterminations.

(i)    The Borrowing Base and Monthly Commitment Reduction and Half Life shall be redetermined semi-annually in accordance with this Section 2.06 (a “Scheduled Redetermination”) on or near March 1 during the term hereof and beginning

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on September 1, 2021 (the “First Redetermination Date”), and, subject to Section 2.06(d), such redetermined Borrowing Base, Monthly Commitment Reduction and Half Life shall become effective and applicable to the Borrowers, the Agents, and the Lenders on March 1st and September 1st of each year, commencing with September 1, 2021.

(ii)    The Administrative Agent may, up to two (2) times during any consecutive period of 12 months, elect to cause the Borrowing Base, Monthly Commitment Reduction and Half Life to be redetermined between Scheduled Redeterminations in accordance with this Section 2.06.

(c)    Scheduled and Interim Redetermination Procedure.

(i)    Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrowers, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(b) and (c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the proved Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amount.

(ii)    The Administrative Agent shall notify the Borrowers and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A)    in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrowers pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or before March 1st (or such date promptly thereafter as reasonably practicable) and September 1st (or such date promptly thereafter as reasonably practicable) of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrowers pursuant to Section 8.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrowers and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with

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Section 2.06(c)(i), and in any event within fifteen (15) days after the Administrative Agent has received the required Engineering Reports; and

(B)    in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

(iii)    Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by all of the Lenders as provided in this Section 2.06(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders as provided in this Section 2.06(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.06(d). If, however, at the end of such 15-day period, all of the Lenders or the Required Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall (A) notify the Borrowers of the Proposed Borrowing Base and which Lenders have not approved or been deemed to have approved of the Proposed Borrowing Base and (B) poll the Lenders to ascertain the highest Borrowing Base then acceptable to a number of Lenders sufficient to constitute the Required Lenders for purposes of this Section 2.06 and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base, effective on the date specified in Section 2.06(d).

(d)    Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Required Lenders, as applicable, pursuant to Section 2.06(c)(iii), the Administrative Agent shall notify the Borrowers and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrowers, the Agents, and the Lenders:

(i)    in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrowers pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the March 1st or September 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be

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delivered by the Borrowers pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

(ii)    in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 8.13(c) or Section 9.12, whichever comes first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrowers.

Section 2.07   RESERVED.

ARTICLE III
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01    Repayment of Loans. Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02    Interest Provisions.

(a)    Rate of Interest. The Loans and Additional Costs shall bear interest at the Prime Rate, but in no event shall such rate of interest exceed the Highest Lawful Rate.

(b)    Post-Default Rate. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers or any Guarantor hereunder or under any other Loan Document is not paid when due, and remains unpaid after any applicable grace or cure period (if any), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to five percent (5%) plus the Prime Rate as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.

(c)    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date.

(d)    Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year). The Prime Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03    Prepayments.

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(a)    Optional Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.03(b).

(b)    Notice and Terms of Optional Prepayment. The Borrowers shall notify the Administrative Agent by telephone (confirmed by e-mail) of any prepayment hereunder not later than 12:00 noon, Oklahoma City, Oklahoma time, on the Business Day of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. . Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.

(c)    Mandatory Prepayments.

(i)    If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amount pursuant to Section 2.05(b) or as a result of a Monthly Commitment Reduction, the total Credit Exposures exceeds the total Commitments, then the Borrowers shall prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess.

(ii)    Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.06 or Section 8.13(c), if there is a Borrowing Base Deficiency, then the Borrowers shall, within fifteen (15) days following receipt of the New Borrowing Base Notice in accordance with Section 2.06(d) or the date the adjustment occurs, provide written notice (the “Election Notice”) to the Administrative Agent stating the action which the Borrowers propose to take to remedy such excess, and the Borrowers shall thereafter, at its option, either  within thirty (30) days following the delivery of the Election Notice, prepay the Borrowings in an aggregate principal amount equal to such excess,  eliminate such excess by making six (6) consecutive mandatory prepayments of principal on the Loan, each of which shall be in the amount of 1/6th of the amount of such excess, commencing on the first Monthly Date following the delivery of the Election Notice, and continuing on each Monthly Date thereafter,  within ninety (90) days following the delivery of the Election Notice, submit (and pledge as collateral) additional Oil and Gas Properties owned by the Borrowers for consideration in connection with the determination of the Borrowing Base which the Administrative Agent and the Lenders deem sufficient in their sole discretion to eliminate such excess, or  within ninety (90) days following the delivery of the Election Notice, eliminate such excess through a combination of prepayments and submission of additional Oil and Gas Properties as set forth in subclauses (A) and (C) above. The Borrowers shall be obligated to deposit any such cash collateral amount within five (5) days following its receipt of the New Borrowing Base Notice in accordance with Section 2.06(d) or the date the adjustment occurs; provided that all payments required to be made pursuant to this Section 3.03(c)(ii) must be made on or prior to the Termination Date.

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(iii)    Upon any adjustments to the Borrowing Base pursuant to Section 9.12, if there is a Borrowing Base Deficiency, then the Borrowers shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in this Agreement. The Borrowers shall be obligated to make such prepayment and/or deposit of cash collateral on the date it receives cash proceeds as a result of such disposition or such incurrence of Debt; provided that all payments required to be made pursuant to this Section 3.03(c)(iii) must be made on or prior to the Termination Date.

(iv)    Each prepayment of Borrowings pursuant to this Section 3.03(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.03(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d)    No Premium or Penalty. Prepayments permitted or required under this Section 3.03 shall be without premium or penalty.

Section 3.04    Fees.

(a)    Non-Use Fees. The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)    Commitment Fee. The Borrowers further agree to pay a fee to the Administrative Agent, for the ratable distribution to the Lenders, a non-refundable fee for each Lender’s commitment to extend Borrower the loan, equal to one half of one percent (0.50%) of the Commitment or $300,000.00.

(c)    Incremental Increase to Borrowing Base. The Borrowers further agree to pay a fee to the Administrative Agent, for the ratable distribution to the Lenders, at any time the Borrowing Base is increased, with the agreement of the Borrowers, above the highest Borrowing Base previously in effect, equal to one half of one percent (0.50%) of such increased Borrowing Base.

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(d)    Administrative Agent Fees. The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent, including the fees set forth in the Fee Letter.

ARTICLE IV
PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS.

Section 4.01    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)    Payments by the Borrowers. The Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 5.01, Section 5.03 or otherwise) prior to 12:00 noon, Oklahoma City, Oklahoma time, on the date when due, in dollars that constitute immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall not be refundable under any circumstances absent manifest error (e.g., as a result of a clerical mistake). Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except that payments pursuant to Section 5.01, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)    Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such

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recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrowers consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower’s rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02    Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03    Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it hereunder then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 4.04    Disposition of Proceeds. The Security Instruments contain an assignment by each Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders and Secured Swap Providers of all of each Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto that may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, unless an Event of Default has occurred and is continuing, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrowers and their Subsidiaries and

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(b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrowers and/or such Subsidiaries.

Section 4.05    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.04(a);

(b)    the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02), provided, that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

ARTICLE V
TAXES; ILLEGALITY

Section 5.01    Capital Requirements.

(a)    Capital Requirements. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(b)    Certificates. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or Section 5.01(b) and reasonably detailed calculations therefor shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(c)    Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that,

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if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02    RESERVED.

Section 5.03    Taxes.

(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrowers or any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(a)), the Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall or the Borrowers shall cause such Guarantor to make such deductions and (iii) the Borrowers shall or the Borrowers shall cause such Guarantor to pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)    Payment of Other Taxes by the Borrowers. The Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    Indemnification by the Borrowers. The Borrowers shall indemnify each Agent and each Lender, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03). A certificate of such Agent, or a Lender as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrowers and shall be conclusive absent manifest error.

(d)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers or either Borrower or a Guarantor to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate.

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(f)    Status of Lenders.  Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Withholding Agent as will enable the Withholding Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A) and (ii)(B) and Section 5.03(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the either Borrower is a “United States person” as defined in Section 7701(a)(30) of the Code.

(A)    any Lender that is a “United States person” as defined in Section 7701(a)(3) of the Code shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed originals of IRS Form W-8ECI;

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(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of either Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)    to the extent a Foreign Lender is not the beneficial owner of its Loans, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner; and

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of either Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(g)    FATCA. If a payment made to a Lender under this Agreement would be subject to United States federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with its obligations

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under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.03(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)    Tax Refunds. If an Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 5.03 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Borrowers or either Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 5.03 shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

Section 5.04    Mitigation Obligations.

(a)    Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to be jointly and severally responsible for and pay all reasonable, out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If (i) any Lender requests compensation under Section 5.01, (ii) the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (iii) any Lender becomes a Defaulting Lender hereunder, or (iv) any Lender has not approved (or is not deemed to have approved) an increase in the Borrowing Base proposed by the Administrative Agent pursuant to Section 2.06(c)(iii), then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, (A) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or

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(B) require such Lender to be removed as a Lender under this Agreement and the other Loan Documents with a corresponding reduction in the Aggregate Maximum Credit Amount equal to the Maximum Credit Amount of such Lender; provided, that (1) if a Lender is removed as a Lender hereunder, the Borrowers have paid such Lender all amounts due and owing under this Agreement and the other Loan Documents, including, without limitation, all principal, accrued interest, and fees, (2) in the case of a required assignment of interest, the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (3) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (4) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

ARTICLE VI
CONDITIONS PRECEDENT

Section 6.01    Effective Date; Initial Loans. This Agreement, and the obligations of the Lenders to make the initial Loans, shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date (by virtue of “net funding”), including, to the extent invoiced and then due, reimbursement or payment of all reasonable, out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(b)    The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary or a manager or other responsible officer of Energy 11 LP on its own behalf and as the owner of Energy 11 Operating, as applicable, setting forth (i) resolutions or consents of its members, board of managers or board of directors (or comparable authority) with respect to the authorization of each Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of Energy 11 LP (y) who are authorized to sign the Loan Documents to which the Borrowers are a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of organization, regulations or comparable charter documents of each Borrower, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrowers to the contrary.

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(c)    The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of each Borrower.

(d)    The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(e)    The Administrative Agent shall have received duly executed Notes payable to the order of each Lender that has requested a Note in a principal amount equal to its Maximum Credit Amount dated as of the date hereof.

(f)    The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the applicable Security Instruments. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) through (d) and clauses (f) and (g)of the definition thereof, but subject to the proviso at the end of such definition) on at least 90% of the PV-9 of the proved Oil and Gas Properties evaluated in the Initial Reserve Report.

(g)    The Administrative Agent shall have received opinions of special counsel to the Borrowers, and, as applicable and necessary (as determined by the Administrative Agent in its reasonable discretion), opinions of Oklahoma counsel, in each case, in a form reasonably acceptable to the Administrative Agent and its counsel.

(h)    The Administrative Agent shall have received a certificate of insurance coverage of the Borrowers evidencing that the Borrowers are carrying insurance in accordance with Section 7.11.

(i)    The Administrative Agent and/or its counsel shall have received title information as they may reasonably require setting forth the status of title to at least 90% of the PV-9 of the proved Oil and Gas Properties evaluated in the Initial Reserve Report.

(j)    The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrowers and the Guarantor.

(k)    The Administrative Agent shall have received the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(c).

(l)    The Administrative Agent shall have received appropriate UCC search certificates reflecting no Liens encumbering the Properties of each Borrower in each jurisdiction requested by the Administrative Agent, other than Liens permitted by Section 9.03.

(m)    The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer.

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(n)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrowers certifying that the Borrowers have (i) received all consents and approvals required by Section 7.03 and (ii) no other Debt in respect of borrowed money.

(o)    The Administrative Agent shall have received the financial statements referred to in Section 7.04(a).

(p)    The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably request.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 6.02    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding) is subject to the satisfaction of the following conditions:

(a)    At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

(b)    At the time of and immediately after giving effect to such Borrowing no event, development or condition that has or would reasonably be expected to have a Material Adverse Effect shall have occurred.

(c)    The representations and warranties of the Borrowers and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct, in all material respects, on and as of the date of such Borrowing, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing, such representations and warranties shall continue to be true and correct, in all material respects, as of such specified earlier date.

(d)    The making of such Loan would not conflict with, or cause any Lender to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending, which seeks to enjoin, prohibit or restrain, the making or repayment of any Loan or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(e)    The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03.

Each request for a Borrowing shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in Section 6.02(a) through (d).

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ARTICLE VII
REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Lenders that as of the date hereof and in connection with each Borrowing Request as required pursuant to Section 6.02 above:

Section 7.01    Organization; Powers. Each of the Borrowers and their Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02    Authority; Enforceability. The Transactions are within each Borrower’s and each Guarantor’s corporate, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, limited liability company or other organizational and, if required, member or stockholder action (including, without limitation, any action required to be taken by any class of members, managers or directors of the Borrowers or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which the Borrowers and each Guarantor is a party has been duly executed and delivered by the Borrowers and such Guarantor and constitutes a legal, valid and binding obligation of the Borrowers and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03    Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of each Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate the charter, regulations, by-laws or other organizational documents of the Borrowers or any Subsidiary of the Borrowers, (c) will not violate, in any material respect, any applicable law, regulation or any order of any Governmental Authority, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrowers or any Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrowers or such Subsidiary and (e) will not result in the creation or imposition of any Lien on

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any Property of the Borrowers or any Subsidiary (other than the Liens created by the Loan Documents).

Section 7.04    Financial Condition; No Material Adverse Change.

(a)    The Borrowers have heretofore furnished to the Lenders a pro forma balance sheet as of the Effective Date, and such other supporting financial information as the Lenders have reasonably requested, and such balance sheet and other information does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

(b)    Since the date of the last delivery of financial statements pursuant to Section 8.01, (i) there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect and (ii) the business of each Borrower and its Subsidiaries has been conducted only in the ordinary course consistent with past business practices.

(c)    Except as set forth on Section 7.19, on the most recent financial statement of the Borrowers delivered pursuant to Section 8.01(a) or (b), or in a certificate delivered pursuant to Section 8.01(d), neither the Borrowers nor any Subsidiary has any material Debt (other than the Obligations) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments.

(d)    Except as set forth on Schedule 7.04, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened in writing against or affecting the Borrowers or any Subsidiary (i) that is not fully covered by insurance (except for normal deductibles) and as to which there is a reasonable possibility of an adverse determination that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

(e)    Except as could not reasonably be expected to have a Material Adverse Effect (or with respect to (iii), (iv) and (v) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect) and to the Borrowers’ actual knowledge:

(i)    neither any Property of a Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

(ii)    no Property of a Borrower or any Subsidiary nor the operations currently conducted thereon or, to the knowledge of the Borrowers, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any

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court or Governmental Authority or to any remedial obligations under Environmental Laws.

(iii)    all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of a Borrower and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and the Borrowers and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

(iv)    to the knowledge of the Borrowers, all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of the Borrowers or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

(v)    the Borrowers have taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of a Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

(vi)    to the extent applicable, all Property of a Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by OPA, and the Borrowers do not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with OPA requirements during the term of this Agreement.

(vii)    to the knowledge of the Borrowers, neither a Borrower nor any Subsidiary has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

Section 7.05    Compliance with the Laws and Agreements; No Defaults.

(a)    Each of the Borrowers and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other

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instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)    Neither the Borrowers nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrowers or any Borrower or a Subsidiary of either Borrower to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which a Borrower or any Subsidiary or any of their Properties is bound.

Section 7.06    Investment Company Act. Neither a Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.07    Public Utility Holding Company Act. Neither a Borrower nor any Subsidiary is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” or a “public-utility company” within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

Section 7.08    Taxes. Each of the Borrowers and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrowers or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of each of the Borrowers and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrowers, adequate. To each Borrower’s knowledge, no Tax Lien has been filed and, to the knowledge of each Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge, in each case, which could reasonably be expected to result in a Material Adverse Effect.

Section 7.09    ERISA. Except for such matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(a)    The Borrowers, the Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b)    Each Plan is, and has been, maintained in substan‐tial compliance with ERISA and, where applicable, the Code.

(c)    No act, omission or transaction has occurred which could result in imposition on a Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA

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or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d)    No liability to the PBGC (other than for the payment of current premiums which are not past due) by a Borrower, any Subsidiary or any ERISA Affiliate has been or is reasonably expected by a Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

(e)    Full payment when due has been made of all amounts which a Borrower, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

(f)    The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrowers’ most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(g)    Neither the Borrowers, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrowers, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

(h)    Neither the Borrowers, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

(i)    Neither the Borrowers, the Subsidiaries nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

Section 7.10    Disclosure; No Material Misstatements. The Borrowers have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Taken as a whole, none of the other reports, financial statements, certificates or other written information furnished by or on behalf of the Borrowers or any Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contain material misstatements of fact or omit to state material facts necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that with respect to projected

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financial information, pro forma financial information, estimated financial information, prospect information, geological and geophysical data, engineering projections and other projected or estimated information and any information of a general economic nature or general industry nature, each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary significantly from such projections and that no Borrower makes any representation that such projections will be realized). To the knowledge of each Borrower, there is no fact peculiar to a Borrower or any Subsidiary which would reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrowers or any Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby. To the knowledge of the Borrowers, there are no statements or conclusions in any Reserve Report which are based upon or include materially misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrowers and the Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.11    Insurance. The Borrowers have, and has caused all its Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least such amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of each Borrower and its Subsidiaries. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

Section 7.12    Restriction on Liens. Neither the Borrowers nor any of its Subsidiaries is a party to any material agreement or arrangement (other than Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Capital Lease), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

Section 7.13    Subsidiaries. Except as set forth on Schedule 7.13, (a) the Borrowers have no Subsidiaries, (b) each Subsidiary is a Wholly-Owned Subsidiary and (c) neither a Borrower nor any Subsidiary has any Foreign Subsidiaries.

Section 7.14    Location of Business and Offices. The Borrowers’ jurisdiction of organization is Delaware, and the name of each Borrower as listed in the public records of Delaware is Energy 11 Operating Company, LLC (or, in each case, as set forth in a notice delivered to the

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Administrative Agent pursuant to Section 8.01(h) in accordance with Section 12.01). Each Borrower’s principal place of business is located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(h) and Section 12.01(c)). Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business is stated on Schedule 7.15 (or as set forth in a notice delivered pursuant to Section 8.01(h)).

Section 7.15    Properties; Titles, Etc.

(a)    Except as disclosed in Schedule 7.15 and subject to Permitted Encumbrances (as defined in the Security Instruments), each of the Borrowers and its Subsidiaries has defensible title in all material respects to the material proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report (excluding, to the extent this representation and warranty is deemed to be made after the Effective Date, any such Oil and Gas Properties sold or transferred in compliance with Section 9.12) and good title in all material respects to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, each Borrower or its Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and, except as otherwise provided by statute, regulation, or customary provisions in any applicable joint operating agreement, the ownership of such Properties shall not in any material respect obligate a Borrower or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in a Borrower’s or such Subsidiary’s net revenue interest in such Property.

(b)    All material leases and agreements reasonably necessary for the conduct of the business of the Borrowers and its Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would reasonably be expected to result in a Material Adverse Effect.

(c)    The rights and Properties presently owned, leased or licensed by a Borrower and its Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties reasonably necessary to permit each Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(d)    All of the material Properties of the Borrowers and its Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e)    The Borrowers and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business,

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and the use thereof by the Borrowers and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Borrower and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.16    Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties of the Borrowers and the Guarantor (and Properties unitized therewith) have, to the best of their knowledge, been maintained, operated and developed in conformity with (i) standards customary in the industry where such Oil and Gas Properties are located, (ii) all Governmental Requirements and (iii) the material provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrowers and the Guarantor. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (A) after the Effective Date, no Oil and Gas Property of the Borrowers and the Guarantor is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Effective Date and (B) to the knowledge of the Borrowers, none of the wells comprising a part of the Oil and Gas Properties of the Borrowers and the Guarantor (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties of the Borrowers and the Guarantor (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrowers or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing that are operated by the Borrowers or any of its Subsidiaries, in a manner consistent with the Borrowers’ or its Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.16 could not reasonably be expect to have a Material Adverse Effect).

Section 7.17    Gas Imbalances, Prepayments. As of the Effective Date, except as set forth on Schedule 7.17 or on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrowers or any of its Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties of the Borrowers and the Guarantor at some future time without then or thereafter receiving full payment therefor exceeding 50 mmcf equivalent in the aggregate.

Section 7.18    Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.18, and thereafter either disclosed in writing to the Administrative Agent or

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included in the most recently delivered Reserve Report (with respect to all of which contracts each Borrower represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on sixty (60) days’ notice or less without penalty or detriment for the sale of production from each Borrower’s or its Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 7.19    Swap Agreements and Qualified ECP Counterparty. Schedule 7.19, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrowers pursuant to Section 8.01(d), sets forth, a true and complete list of all Swap Agreements of the Borrowers and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement. Either Borrower is a Qualified ECP Counterparty.

Section 7.20    Use of Loans.

(a)    Following repayment of Borrower’s existing Debt owed to Simmons Bank and Arvest Bank, the proceeds of the Loans shall be used to provide working capital for exploration and production, fund capital expenditures of the Borrowers and its Subsidiaries associated with the development of the Bakken Field acreage. The Borrowers and their Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

(b)    The Borrowers will not request any Borrowing, and the Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7.21    Solvency. Before and after giving effect to the transactions contemplated hereby, (a) the aggregate assets, at a fair valuation, of the Borrowers and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrowers and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Borrowers and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay or refinance such Debt as such Debt becomes absolute and matures and (c) each of the

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Borrowers and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.22    Non-Operated Oil and Gas Properties. To the extent relating to any Oil and Gas Properties of the Borrowers and the Guarantor of Borrowers or any of its Subsidiaries that is not operated by Borrowers or any of its Subsidiaries, the representations and warranties set forth in this Article 7 are hereby qualified so that such representations and warranties are made to Borrowers’ knowledge.

ARTICLE VIII
AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full, each Borrower covenants and agrees with the Lenders that:

Section 8.01    Financial Statements; Other Information. The Borrowers will furnish to the Administrative Agent and each Lender:

(a)    Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than ninety (90) days after the end of each fiscal year of the Borrowers, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year of Equity 11 LP, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or another independent public accountants proposed by the Borrowers and approved by the Administrative Agent (such approval shall not be unreasonably withheld, conditioned or delayed) (without a “going concern” or like qualification or exception and without any qualification other than a qualification, exception or emphasis as a result of (x) an impending debt maturity within twelve (12) months of the Loans or (y) any potential inability to satisfy any financial covenant on a future date or in a future period) or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Consolidated Borrower Entities on a consolidated basis in accordance with GAAP consistently applied (except for changes in accounting estimate and accounting principles permitted by GAAP).

(b)    Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrowers, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter of Energy 11 LP and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial position and results of operations of Energy 11 LP and its Consolidated Subsidiaries on a consolidated basis in accordance with

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GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and changes in accounting estimate and accounting principles permitted by GAAP.

(c)    Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit C hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01 and (iii) stating whether any change in accounting principle under GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d)    Certificate of Financial Officer – Swap Agreements. Concurrently with the delivery of the financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Borrowers and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.19, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(e)    Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report (except standard and customary correspondence) submitted to the Borrowers or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrowers or any such Subsidiary, and a copy of any response by the Borrowers or any such Subsidiary, or the board of managers or board of directors (or comparable authority) of the Borrowers or any such Subsidiary, to such report.

(f)    Notice of Sales of Oil and Gas Properties. In the event a Borrower or any Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil and Gas Properties of the Borrowers and the Guarantor or any Equity Interests in any Subsidiary of a Borrower in accordance with Section 9.12(d) or Section 9.12(e), prior written notice of such disposition, the price thereof and the anticipated date of closing; provided, that, for any sale in accordance with Section 9.12(e) the Borrowers shall comply with the notice requirements set forth therein.

(g)    Notice of Casualty Events. Prompt written notice, and in any event within five (5) Business Days of a Borrower obtaining knowledge of the occurrence of any Casualty Event or the commencement of any action or proceeding that would reasonably be expected to result in a Casualty Event.

(h)    Information Regarding Borrowers and Guarantors. Prompt written notice (and in any event within ten (10) Business Days prior thereto) of any change (i) in a Borrower or any Guarantor’s name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of a Borrower or any Guarantor’s

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chief executive office or principal place of business, (iii) in a Borrower or any Guarantor’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, and (iv) in a Borrower or any Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization.

(i)    Budget and Financial Projections. Within thirty (30) days after the date the year-end Reserve Report is due (beginning with the fiscal year ending on or about December 31, 2020) of, a reasonably detailed consolidated budget and financial projections for the fiscal year following the fiscal year that has most recently ended (including a projected consolidated balance sheet of the Consolidated Borrower Entities as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Budget”), which Budget shall in each case be accompanied by a certificate of a Responsible Officer stating that such Budget has been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Budget, it being understood that actual results may vary from such Budget. Notwithstanding anything herein to the contrary, Lenders recognize that no Borrower is an operator of any Property and, accordingly, any budget is provided in part based upon information supplied, from time to time, by the operator(s) of the Property.

(j)    Production Report. (i) Concurrently with the delivery of each quarterly financial statement pursuant to Section 8.01(b) hereof and (ii) within sixty (60) days after the end of the last fiscal quarter of the fiscal year, a report setting forth, for the twelve (12) month period ending the preceding quarter-end, respectively, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such twelve (12) month period from the Oil and Gas Properties of the Borrowers and the Guarantor.

(k)    Lease Operating Statements. Concurrently with the delivery of the financial statements under Section 8.01(a) or Section 8.01(b) hereof, a lease operating statement setting forth, for each such quarterly period, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such quarterly period from the Oil and Gas Properties of the Borrowers and the Guarantor, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such period.

(l)    Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of organization, regulations, any preferred stock designation or any other organic document of a Borrower or any Subsidiary.

(m)    Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrowers or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms

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of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 8.02    Notices of Material Events. The Borrowers will furnish to the Administrative Agent prompt written notice of the following:

(a)    the occurrence of any Default;

(b)    the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against a Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Lenders that, if adversely determined and not reasonably expected to be fully covered by insurance (subject to normal deductibles), would reasonably be expected to result in liability in excess of $250,000;

(c)    the occurrence of any ERISA Event that when taken together with all other ERISA Events that have occurred that would reasonably be expected to result in a Material Adverse Effect; and

(d)    any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03    Existence; Conduct of Business. The Borrowers will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided, that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.

Section 8.04    Payment of Obligations. The Borrowers will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of each Borrower and all of its Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and each Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of the Borrowers or any Subsidiary.

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Section 8.05    Performance of Obligations under Loan Documents. The Borrowers will jointly and severally pay the Loans and the Notes according to the reading, tenor and effect thereof, and the Borrowers will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 8.06    Operation and Maintenance of Properties. Except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect, the Borrowers, at their own joint and several expense, will, and will cause each Subsidiary to:

(a)    operate its Oil and Gas Properties and other material Properties (to the extent a Borrower operates any Oil and Gas Properties), or cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry in the areas in which the Borrowers and its Subsidiaries operate and in compliance, in all material respects, with all applicable contracts and agreements and in compliance, in all material respects, with all applicable Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(b)    To the extent a Borrower operates any Oil and Gas Properties, preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear, casualty and condemnation excepted) all of its material producing Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities.

(c)    promptly pay and discharge, or use commercially reasonable efforts to cause to be paid and discharged, all material delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its proved Oil and Gas Properties and will do all other things necessary, in accordance with industry standards in the areas in which a Borrower and its Subsidiaries operate, to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d)    To the extent a Borrower operates any Oil and Gas Properties, promptly perform or make commercially reasonable efforts to cause to be performed, in accordance with industry standards in the areas in which the Borrowers and their Subsidiaries operate, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its proved Oil and Gas Properties and other material Properties, except to the extent a portion of such Properties is undeveloped or is no longer capable of producing Hydrocarbons in economically reasonable volumes.

(e)    To the extent a Borrower operates any Oil and Gas Properties, operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in

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accordance with the practices of the industry in the areas in which the Borrowers and their Subsidiaries operate and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

(f)    to the extent neither Borrower is the operator of any Property, the Borrowers shall use reasonable efforts to cause the operator to comply with this Section 8.06 .

Section 8.07    Insurance. The Borrowers will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided, that the insurance carried by the Borrowers and the Guarantor as of the Effective Date shall be deemed sufficient to comply with the covenant set forth in this Section 8.07. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and, to the extent the insurer will agree to do so, provide that the insurer will endeavor to give at least thirty (30) days prior notice of any cancellation to the Administrative Agent.

Section 8.08    Books and Records; Inspection Rights. The Borrowers will, and will cause each Subsidiary to, keep proper books of record in accordance with GAAP and account in which full, true and correct entries (in all material respects) are made of all dealings and transactions in relation to its business and activities (subject to customary closing processes and entries for accounting months not yet closed). The Borrowers will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested on an individual and aggregate basis; provided, that excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 8.08 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year and only one (1) such time per calendar year shall be at the Borrowers’ joint and several expense unless an Event of Default has occurred and is continuing; provided further, that when an Event of Default has occurred and is continuing, the Administrative Agent or any representative of the Lenders (or any of their respective representatives or independent contractors) may do any of the foregoing, during normal business hours and upon reasonable advance notice, including discussions with the Borrowers’ independent accountants. The Administrative Agent or any Lender shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ independent public accountant(s). Notwithstanding anything to the contrary in this Section 8.08, none of the Borrowers nor any Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any applicable law or

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any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

Section 8.09    Compliance with Laws. The Borrowers will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.10    Environmental Matters.

(a)    The Borrowers shall at their sole and joint and several expense: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any Borrower’s or its Subsidiaries’ Properties or any other Property to the extent caused by any Borrower’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws, the disposal or release of which would reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of a Borrower’s or its Subsidiaries’ Properties, which failure to obtain or file would reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any Borrower’s or its Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion would reasonably be expected to have a Material Adverse Effect; and (v) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrowers’ and their Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement would reasonably be expected to have a Material Adverse Effect

(b)    The Borrowers will promptly, but in no event later than five (5) Business Days of any Borrower’s actual knowledge of the occurrence of a triggering event, notify the Administrative Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against a Borrower or its Subsidiaries or their Properties of which the Borrowers have knowledge in connection with any applicable Environmental Laws (excluding routine testing and corrective action) if the Borrowers reasonably anticipate that such action would reasonably be

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expected to result in a Material Adverse Effect to the extent any liability from such action is not reasonably expected to be fully covered by insurance (subject to normal deductibles).

Section 8.11    Further Assurances.

(a)    The Borrowers at their own joint and several expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrowers or any Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Administrative Agent, in connection therewith.

(b)    Each Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrowers or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12    Reserve Reports.

(a)    On or before February 1st and August 1st of each year, after the First Redetermination Date, the Borrowers shall furnish to the Administrative Agent and the Lenders a Reserve Report. The Reserve Report as of January 1 of each year and the Reserve Report delivered in connection with the first redetermination shall be prepared by one or more Approved Petroleum Engineers, and the August 1 Reserve Report of each year shall also be prepared by one or more Approved Petroleum Engineers,. In each case, the chief engineer of the Borrowers shall certify that such Reserve Report is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report.

(b)    In the event of an Interim Redetermination, except in connection with the first redetermination, the Borrowers shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrowers who shall certify such Reserve Report to be based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report except that the Properties covered by such report may, in the discretion of the Borrowers, be limited to the proved Oil and Gas Properties acquired since the last redetermination of the Borrowing Base. For any Interim Redetermination requested by the Administrative Agent or the Borrowers pursuant to

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Section 2.06(b)(ii), the Borrowers shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than seven (7) Business Days following the receipt of such request.

(c)    With the delivery of each Reserve Report, the Borrowers shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that to his knowledge, after reasonable investigation, in all material respects:  the information contained in the Reserve Report and any other information delivered in connection therewith is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time,  a Borrower owns defensible title to the proved Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03,  except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.17 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrowers or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor,  none of their proved Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its proved Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent,  attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrowers would reasonably be expected to have been obligated to list on Schedule 7.18 had such agreement been in effect on the date hereof and  attached thereto is a schedule of the proved Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the Borrowing Base that the value of such Mortgaged Properties represent.

Section 8.13    Title Information.

(a)    On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the proved Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered, reasonably satisfactory title information on at least 90% of the PV-9 of the proved Oil and Gas Properties evaluated by such Reserve Report.

(b)    If the Borrowers have provided title information for additional Properties under Section 8.13(a), the Borrower shall, within sixty (60) days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (h) and (i) of such definition) having an equivalent value or (iii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that

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they shall have received, together with title information previously delivered, satisfactory title information on at least 90% of the PV-9 of the Oil and Gas Properties evaluated by such Reserve Report.

(c)    If the Borrowers are unable to cure any title defect requested to be cured within the 60-day period or the Borrower does not comply with the requirements to provide reasonably acceptable title information covering 90% of the PV-9 of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by any Agent or the Lenders. To the extent that the Administrative Agent or the Required Lenders are not satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 90% requirement, and the Administrative Agent may send a notice to the Borrowers and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrowers to be in compliance with the requirement to provide reasonably acceptable title information on 90% of the PV-9 of the Oil and Gas Properties of the Borrowers and the Guarantor. This new Borrowing Base shall become effective immediately after receipt of such notice.

Section 8.14    Additional Collateral; Additional Guarantors.

(a)    In connection with each redetermination of the Borrowing Base, the Borrowers shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 90% of the PV-9 of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 90% of such PV-9 as determined in the commercially reasonable discretion of the Administrative Agent, then the Borrowers shall, and shall cause its Subsidiaries to, grant, within thirty (30) days of the delivery of the certificate required under Section 8.12(c), to the Administrative Agent as security for the Obligations a first-priority Lien interest (subject only to Excepted Liens identified in clauses (a) through (d) and clauses (f) and (g) of the definition thereof, but subject to the proviso at the end of such definition) on additional proved Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 90% of such PV-9. All such Liens will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary) counterparts for recording purposes.

(b)    The Borrowers shall promptly cause each Domestic Subsidiary to guarantee the Indebtedness pursuant to the Guaranty Agreement. In connection with any such guaranty, the Borrowers shall, or shall cause such Domestic Subsidiary to, (i) execute and deliver a supplement to the Guaranty Agreement executed by such Domestic Subsidiary, (ii) pledge all of the Equity

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Interests of such Domestic Subsidiary (including, without limitation, delivery of original stock certificates or other certificates evidencing the Equity Interests of such Domestic Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (iii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(c)    The Borrowers absolutely, unconditionally and irrevocably undertake to provide such funds or other support as may be needed from time to time to each other Credit Party in order for such Credit Party to honor its obligations under the Guaranty Agreement with respect to Swap Agreements. The obligations of the Borrowers under this subsection (c) shall remain in full force and effect until all Indebtedness is paid in full to the Lenders, the Administrative Agent and all other Secured Parties, and all of the Lenders’ Commitments are terminated. The parties intend that this subsection (c) constitute, and this subsection (c) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 8.15    ERISA Compliance. Except as could not reasonably be expected to result in liability to any of the Consolidated Borrower Entities of less than (i) $500,000 or (ii) 5% of the Borrowing Base then in effect, individually or in the aggregate, the Borrowers will promptly furnish and will cause Energy 11 LP and any ERISA Affiliate to promptly furnish to the Administrative Agent (a) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (b) promptly upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrowers, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (c) promptly upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan) except as could not reasonably be expected to result in liability to the Borrowers and its Subsidiaries of less than (i) $500,000 or (ii) 5% of the Borrowing Base then in effect, individually or in the aggregate, the Borrowers will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

Section 8.16    Commodity Exchange Act Keepwell Provisions. Each Borrower hereby guarantees the payment and performance of all Indebtedness of each Credit Party (other than the Borrowers) and absolutely, unconditionally and irrevocably undertakes to provide such funds or

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other support as may be needed from time to time by each Credit Party (other than the Borrowers) in order for such Credit Party to honor its obligations under the Guaranty Agreement including obligations with respect to Swap Agreements (provided, however, that the Borrowers shall only be liable under this Section 8.16 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.16, or otherwise under this Agreement or any Loan Document, as it relates to such other Credit Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrowers under this Section 8.16 shall remain in full force and effect until all Indebtedness is paid in full to the Lenders and the Administrative Agent, and all of the Lenders’ Commitments are terminated. The Borrowers intend that this Section 8.16 constitute, and this Section 8.16 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 8.17    Anti-Corruption Laws and Sanctions. Each Credit Party has implemented and maintains in effect policies and procedures, as such Credit Party deems appropriate in light of its business and international activities (if any) designed to ensure compliance by such Credit Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Credit Party, its Subsidiaries and their respective officers and employees and to the knowledge of such Credit Party its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Credit Party, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any such Credit Party or Subsidiary, any agent of such Credit Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

Section 8.18    Deposit Accounts. Each Borrower will maintain its principal depository accounts with Administrative Agent, including for the maintenance of any Deposit Account for the primary operation of its business.

Section 8.19    Required Swap Agreements. Borrowers, or the applicable Borrower, shall enter into Swap Agreements within sixty (60) days of the Effective Date with an Approved Counterparty of no less than 50% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties of the Borrowers with a tenor based on Borrowers’ utilization of the loan facility as set forth in the following sentence for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, on a rolling 24-month basis (if utilization is 50% or greater) or a 12-month rolling basis (if utilization is less than 50%).

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ARTICLE IX
NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full, each Borrower covenants and agrees with the Lenders that:

Section 9.01    Financial Covenants.

(a)    Current Ratio. Commencing with the fiscal quarter ending June 30, 2021, the Borrowers will not permit, as of the last day of any fiscal quarter, the ratio (as adjusted for any gains and losses from hedging activities of the Consolidated Borrower Entities) of (i) the consolidated current assets (as defined by GAAP) of the Consolidated Borrower Entities to (ii) the consolidated current liabilities (as defined by GAAP) of the Consolidated Borrower Entities to be less than 1.0 to 1.0.

(b)    Debt Service Coverage Ratio. Assuming satisfaction of current debt, the Borrowers will not permit, as of the last day of any fiscal quarter beginning with the quarter ending June 30, 2021 and each quarter end thereafter, the Debt Service Coverage Ratio to be less than 1.20 to 1.0.

Section 9.02    Debt. The Borrowers will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a)    the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents.

(b)    Debt of the Consolidated Borrower Entities existing on the date hereof that is reflected in the Financial Statements.

(c)    accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

(d)    Debt under Capital Leases or non-recourse purchase money Debt not to exceed at any one time outstanding the greater of (i) $250,000 or (ii) 5% of the Borrowing Base then in effect.

(e)    Debt associated with worker’s compensation claims, performance, bid, surety or similar bonds or surety obligations required by Governmental Requirements or third parties in connection with the operation of, or the provision for the abandonment or remediation of, the Oil and Gas Properties of the Borrower and the Guarantor.

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(f)    intercompany Debt between the Borrower and any Consolidated Borrower Entity or between any Consolidated Borrower Entity and any other Consolidated Borrower Entity to the extent permitted by Section 9.05(g); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of the Consolidated Borrower Entities, and, provided further, that any such Debt owed by either the Borrower or a Guarantor or a Consolidated Borrower Entity shall be subordinated to the Indebtedness on terms set forth in the Guaranty Agreement.

(g)    endorsements of negotiable instruments for collection in the ordinary course of business.

(h)    any guarantee of any Debt permitted to be incurred in this Agreement.

(i)    Debt associated with the financing of insurance premiums in the ordinary course of business; provided, that such Debt does not exceed the amount of the unpaid cost of, and shall be incurred only to defer the cost of, the underlying policy;

(j)    other Debt not to exceed $250,000 in the aggregate at any one time outstanding.

Section 9.03    Liens. The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)    Liens securing the payment of any Indebtedness.

(b)    Excepted Liens.

(c)    Liens securing Capital Leases or purchase money Debt permitted by Section 9.02(d) but only on the Property under lease.

(d)    Liens attaching to cash earnest money deposits made by any Borrower or its Subsidiary or other escrowed amounts in connection with an actual or anticipated acquisition by a Borrower or its Subsidiary permitted under Section 9.05 in an aggregate amount not to exceed at any time outstanding the greater of (i) $500,000 or (ii) 5% of the Borrowing Base then in effect.

(e)    Liens securing Indebtedness permitted under Section 9.02(i), provided, that such Liens do not attach or otherwise extend to any Property of any Subsidiary other than the proceeds of insurance policies the premiums of which are financed by such Indebtedness.

(f)    Liens on Property not constituting collateral for the Indebtedness and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(f) shall not exceed $250,000.

Section 9.04    Restricted Payments. The Borrowers will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted

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Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except:   Borrowers may declare and pay dividends ratably with respect to its Equity Interests, provided no Default or Event of Default has occurred and is continuing on the date any such distribution is declared or paid; and   so long as, after giving effect to such distributions (i) Availability is not less than 50% of the total Commitments hereunder, (ii) the Debt Service Coverage Ratio (calculated on a pro forma basis in a manner reasonably acceptable to the Administrative Agent) is greater than or equal to 1.20 to 1.00, and (iii) no Default or Event of Default has occurred and is continuing on the date any such distribution is declared or paid.

Section 9.05    Investments, Loans and Advances. The Borrowers will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)    Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05.

(b)    accounts receivable arising in the ordinary course of business.

(c)    direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

(d)    commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.

(e)    deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $500,000,000 (or its equivalent in another currency).

(f)    deposits in money market funds or similar funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e).

(g)    Investments (i) made by a Borrower in or to any Subsidiary, and (ii) made by any Subsidiary in or to a Borrower or any other Subsidiary.

(h)    subject to the limits in Section 9.06, Investments in direct ownership interests in additional Oil and Gas Properties, gas gathering, marketing, processing and transportation systems and all other assets contemplated by the permitted business of Borrowers and its Subsidiaries located within the geographic boundaries of the United States of America including the outer continental shelf thereof.

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(i)    entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business, excluding, however, Investments in other Persons; provided, however, that none of the foregoing shall involve the incurrence of any Debt not permitted by Section 9.02.

(j)    repurchase agreements of a commercial bank in the United States and Canada if the commercial paper of such bank or of the bank holding company of which such bank is a wholly owned subsidiary is rated in the highest rating categories of S&P, Moody’s, or any other rating agency satisfactory to the Required Lenders, that are fully secured by securities described in Section 9.05(c).

(k)    Investments arising from the endorsement of financial instruments in the ordinary course of business.

(l)    Swap Agreements permitted under Section 9.19.

(m)    other Investments not to exceed $1,000,000 in the aggregate at any time.

Section 9.06    Nature of Business; International Operations. The Borrowers will not, and will not permit any Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. The Borrowers will not, and will not permit any Subsidiary to conduct marketing and trading of Hydrocarbons, except that the Borrowers and each Subsidiary may market its own Hydrocarbon production. From and after the date hereof, the Borrowers and its Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States including the outer continental shelf thereof.

Section 9.07    Limitation on Leases. The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding (i) Capital Leases, (ii) leases of Hydrocarbon Interests, (iii) leases of corporate and field office space utilized by any Borrower and its Subsidiaries in the ordinary course of business and (iv) leases of automobiles, compression or other oilfield equipment leased in the ordinary course of business), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrowers and the Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed the greater of (i) $500,000 or (ii) 5% of the Borrowing Base then in effect (net of any sub-leases) in any period of twelve consecutive calendar months during the life of such leases.

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Credit Agreement

Section 9.08    Proceeds of Notes/Loans. The Borrowers will not permit the Loans or the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.20. Neither the Borrowers nor any Person acting on behalf of the Borrowers have taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U‑1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 9.09    ERISA Compliance. Except as could not reasonably be expected to result in a Material Adverse Effect, the Borrowers and the Subsidiaries will not at any time:

(a)    engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which a Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code, if either of which would have a Material Adverse Effect.

(b)    terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which would reasonably be expected to result in any liability of the Borrowers, a Subsidiary or any ERISA Affiliate to the PBGC.

(c)    fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrowers, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto if such failure would reasonably be expected to have a Material Adverse Effect.

(d)    permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan which is reasonably expected to result in a Material Adverse Effect.

(e)    permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrowers, a Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(f)    contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan.

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(g)    acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrowers or a Subsidiary or with respect to any ERISA Affiliate of the Borrowers or a Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by any amount in excess of $500,000.

(h)    incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

(i)    contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability.

(j)    amend, or permit any ERISA Affiliate to amend, a Plan resulting in a material increase in current liability such that the Borrowers, a Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

Section 9.10    Sale or Discount of Receivables. Except for receivables obtained by a Borrower or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, neither a Borrower nor any Subsidiary will discount or sell (with or without recourse) to any other Person that is not a Borrower or a Guarantor any of its notes receivable or accounts receivable.

Section 9.11    Mergers, Etc. Neither a Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (any such transaction, a “consolidation”) or divide; provided, that any Subsidiary may participate in a consolidation with a Borrower (provided, that a Borrower shall be the continuing or surviving entity) or any other Subsidiary that is a Domestic Subsidiary (provided that if one of such parties to the consolidation is a Foreign Subsidiary, such Domestic Subsidiary shall be the continuing or surviving Person) and if one of such Subsidiaries is a Wholly-Owned Subsidiary, then the surviving Person shall be a Wholly-Owned Subsidiary.

Section 9.12    Sale of Properties. The Borrowers will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Properties containing proved reserves constituting a portion of the Borrowing Base except for:

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Credit Agreement

(a)     the sale of Hydrocarbons in the ordinary course of business;

(b)     farmouts, sales or other dispositions (including, asset swaps) of undeveloped acreage and assignments in connection with such transactions;

(c)     the sale or transfer of equipment in the ordinary course of business or that is no longer necessary for the business of the Borrowers or such Subsidiary or is replaced by equipment of at least comparable value and use;

(d)     the sale or other disposition of any Oil and Gas Properties of the Borrowers and the Guarantor; provided, that:

(i)     no Event of Default has occurred and is continuing;

(ii)    there is no Borrowing Base Deficiency at the time of such sale or disposition;

(iii)   the aggregate value (which, for purposes hereof, shall mean the value the Administrative Agent attributes to such Oil and Gas Property for purposes of the most recent redetermination of the Borrowing Base) of such Oil and Gas Properties sold or disposed of pursuant to this Section 9.12(d) in any period between Scheduled Redeterminations shall not exceed five percent (5%) of the Borrowing Base then in effect; and

(iv)   no sale or other disposition shall be permitted pursuant to this clause (d) unless all mandatory prepayments required by Section 3.04(c)(iii) are made concurrently therewith.

(e)     the sale or other disposition (including Casualty Events) of any Oil and Gas Properties of the Borrowers and the Guarantor or any interest therein (including any Equity Interest in any Credit Party that owns Oil and Gas Property, but excluding transfers of interests in Energy 11 LP by limited partners thereof that do not result in a change in the managers of Energy 11 Operating); provided, that:

(i)    no Event of Default has occurred and is continuing;

(ii)    Borrowers shall have provided the Administrative Agent no less than ten (10) days written notice prior to the date of such sale setting forth the terms of the sale and, during such ten (10) day period, Lenders may, if so desired, redetermine the Borrowing Base, other than with respect to any sale or disposition of Equity Interests due to death or incapacity;

(iii)   75% of the consideration received in respect of such sale or other disposition of any such Oil and Gas Property (or such Equity Interest), if any, shall be cash;

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(iv)    the net cash proceeds from such sale, conveyance, exchange, lease or other disposition, if any, shall be sufficient to cover any resulting Borrowing Base Deficiency;

(v)    (other than in respect of Casualty Events) the consideration received in respect of a sale or other disposition of such Oil and Gas Property or interest therein (or such Equity Interest), if any, shall be equal to or greater than the fair market value of such Oil and Gas Property or interest therein (or such Equity Interest) subject of such sale or other disposition (as reasonably determined by a Responsible Officer of the Borrowers and, if requested by the Administrative Agent, the Borrowers shall deliver a certificate of a Responsible Officer of the Borrowers certifying to the foregoing);

(iv)    the Borrowing Base shall be reduced, effective immediately upon such sale or disposition, by an amount equal to the value, if any, assigned to such Property by the Administrative Agent in the most recently redetermined Borrowing Base;

(v)     if requested by Administrative Agent, Borrowers, or any applicable Borrower, shall grant a Lien and security interest in any Equity Interests received by such Borrowers or Borrower (or any Subsidiary) as part of the compensation; and

(vi)   no sale or other disposition shall be permitted pursuant to this clause (e) unless all mandatory prepayments required by Section 3.03(c)(iii) are made concurrently therewith.

(f)         seismic, geologic or other data and license rights in the ordinary course of business so long as such disposition is not adverse to the Lenders and does not impair a Borrower’s or any Subsidiary’s operation of the Oil and Gas Properties of the Borrowers and the Guarantor;

(g)         transfers of Properties from any Credit Party to the Borrowers or any Borrower or any other Credit Party;

(h)         sale of any undeveloped Oil and Gas Properties;

(i)         dispositions consisting of any compulsory pooling or unitization ordered by a Governmental Authority with jurisdiction over each Borrower’s or any of its Subsidiaries’ Properties; and

(j)         distributions and dispositions permitted under Section 9.04 or Section 9.10.

Section 9.13    Environmental Matters. The Borrowers will not, and will not permit any Subsidiary to, cause or knowingly permit any of its Property to be in violation of, or do anything or knowingly permit anything to be done which will subject any such Property to any Remedial Work (other than Remedial Work done in the ordinary course of business) under any applicable Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would reasonably be expected to have a Material Adverse Effect.

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Credit Agreement

Section 9.14    Transactions with Affiliates. The Borrowers will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors and Wholly-Owned Subsidiaries of a Borrower) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.15    Subsidiaries. The Borrowers will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Borrowers give prior written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b). The Borrowers will not, and will not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary. Neither a Borrower nor any Subsidiary shall have any Foreign Subsidiaries.

Section 9.16    Subsidiary Indebtedness and Preferred Stock. The Borrowers will not and will not permit any Subsidiary to, issue preferred stock or create, incur or assume any Debt, except for Debt permitted under Section 9.02.

Section 9.17    Negative Pledge Agreements. The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Subsidiary from paying dividends or making distributions to a Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) this Agreement or the Security Instruments, (b) any leases or licenses or similar contracts as they affect any Property or Lien subject to a lease or license, (c) any contract, agreement or understanding creating Liens on Capital Leases permitted by Section 9.03(c) (but only to the extent related to the Property on which such Liens were created), or (d) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the equity or Property of such Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or disposition.

Section 9.18    Take-or-Pay or Other Prepayments. The Borrowers will not allow take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrowers or any Subsidiary which would require the Borrowers and their Subsidiaries to deliver Hydrocarbons produced on its Oil and Gas Properties at some future time without then or thereafter receiving full payment therefore in an aggregate amount, in excess of five percent (5%) or more of the total value of proven Oil and Gas Properties reflected in the Initial Reserve Report or the most recent Reserve Report delivered pursuant to Section 8.12, as the case may be.

Section 9.19    Swap Agreements. The Borrowers will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis

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Credit Agreement

differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 85% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately and/or 100% of production in regard to prepaid commodity puts or floors. In no event shall any Swap Agreement to which a Borrower or any Subsidiary is a party contain any requirement, agreement or covenant for the Borrowers or any Subsidiary to post cash or other collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures. Further, without the prior written consent of the Required Lenders the Borrowers will not, and will not permit any Subsidiary to, (1) assign, terminate or unwind any Swap Agreement, or (2) sell any Swap Agreement, in any case now existing or hereafter arising, which has been or will be incorporated into the determination of the Borrowing Base, as reasonably determined by the Administrative Agent.

Section 9.20    Non-Qualified ECP Guarantors. The Borrowers shall not permit any Credit Party that is not a Qualified ECP Guarantor to own, at any time, any Oil and Gas Properties or any Equity Interests in any Subsidiaries.

ARTICLE X
EVENTS OF DEFAULT; REMEDIES

Section 10.01    Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a)    the Borrowers shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)    the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days.

(c)    any representation or warranty made or deemed made by or on behalf of a Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially false or misleading when made or deemed made.

(d)    a Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01, Section 8.02, Section 8.03, Section 8.07, Section 8.15 or in Article IX.

(e)    a Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in

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Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of either: (i) thirty (30) days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender) or (ii) a Responsible Officer of the Borrowers or such Subsidiary otherwise becoming aware of such default (the “Initial Grace Period”); or (ii) sixty (60) days if (A) Borrower immediately commences and diligently pursues the cure of such default and delivers (prior to the end of the Initial Grace Period) to Administrative Agent a written request for more time, and (B) Administrative Agent reasonably determines that the default cannot be cured within the Initial Grace Period but can be cured within ninety (90) days after the default.

(f)    a Borrower or any Subsidiary shall fail to observe any covenant, term, condition or agreement in respect of any Material Indebtedness the effect of which failure or other event or condition is to cause, with the giving of notice, if required, such Material Indebtedness to become due prior to its stated maturity or any such Material Indebtedness is declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption, as a mandatory prepayment or otherwise as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness to the extent such sale or transfer is permitted by Section 9.12), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof.

(g)    [RESERVED]

(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrowers or any Subsidiary or for a substantial part of its assets, and, in either (i) or (ii), such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

(i)    a Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(j)    a Borrower or any Subsidiary shall become unable, admit in writing its inability, or fail generally to pay its debts as they become due.

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(k)    one or more final and nonappealable judgments for the payment of money in an aggregate amount in excess of $250,000 (to the extent not covered by independent third-party insurance provided by a reputable and creditworthy insurer that does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against a Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of a Borrower or any Subsidiary to enforce any such judgment.

(l)    the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrowers or a Guarantor party thereto or shall be repudiated, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except (i) to the extent permitted by the terms of this Agreement, or the Borrowers or any Subsidiary or any of their Affiliates shall so state in writing, (ii) as a result of a sale, disposition, or transfer of the applicable Property to a Person that is not a Credit Party in a transaction not prohibited by the Loan Documents, (iii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Instruments or (B) file Uniform Commercial Code continuation statements, (iv) as to Collateral consisting of real estate to the extent that (y) such losses are covered by a Lender’s title insurance policy or (z) such deficiency arose through no fault of any Credit Party and such deficiency is corrected with reasonable diligence upon obtaining actual knowledge thereof and/or (v) as a result of acts or omissions of the Administrative Agent or any Lender.

(m)    an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect.

(n)    a Change in Control shall occur.

Section 10.02    Remedies.

(a)    In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers and the Guarantors accrued hereunder and under the Notes and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which

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are hereby waived by each Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrowers and the Guarantors accrued hereunder and under the Notes and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and each Guarantor.

(b)    In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)    All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Loans or the Notes, whether by acceleration or otherwise, shall be applied: first, to reimbursement of reasonable, out of pocket expenses and indemnities provided for in this Agreement and the Security Instruments; second, to accrued interest on the Loans; third, to fees set forth in this Agreement and the Security Instruments; fourth, pro rata to principal outstanding on the Loans and Indebtedness referred to in clause (b) of the definition of Indebtedness owing to a Lender or an Affiliate of a Lender; fifth, to any other Indebtedness; and any excess shall be paid to the Borrowers or as otherwise required by any Governmental Requirement. Notwithstanding the foregoing, amounts received from the Borrowers or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Indebtedness other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Indebtedness described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Indebtedness pursuant to clause fourth above).

ARTICLE XI
THE AGENTS

Section 11.01    Appointment; Powers. Each of the Lenders hereby irrevocably (subject to Section 11.06) appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02    Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, shall not

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have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of its Subsidiaries that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to it by the Borrowers or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to it or as to those conditions precedent specifically required to be to its satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of a Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by a Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.

Section 11.03    Action by Administrative Agent. The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that it is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases it shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Required Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, the Arranger shall not have any obligation to perform any act in respect thereof. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise no Agent shall be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other

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document or instrument referred to or provided for herein or therein or in connection herewith or therewith including its own ordinary negligence, except for its own bad faith, gross negligence or willful misconduct.

Section 11.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrowers and the Lenders hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of bad faith, gross negligence or willful misconduct by such Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agents may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05    Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06    Resignation of Agents. Subject to the appointment and acceptance of a successor Agent as provided in this Section 11.06, any Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with and upon the approval of the Borrowers (so long as no Event of Default has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in the states of Oklahoma or Texas, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

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Section 11.07    Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 11.08    No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrowers or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrowers or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Agents nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Hall Estill is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09    Authority to Release Collateral and Liens. Each Lender hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute and deliver to the Borrowers, at the Borrowers’ sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrowers in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents.

Section 11.10    The Arranger and Agents. Neither the Arranger, any syndication agent (if any), nor any documentation agent (if any) shall have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

Section 11.11    Filing of Proofs of Claim. In case of any Default or Event of Default under Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Administrative Agent (regardless of whether the principal of any Loan or LC Exposure shall then be due and payable and regardless of

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whether the Administrative Agent has made any demand on the Borrowers or any Guarantor) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Indebtedness that is owing and unpaid and (ii) file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent under Section 3.04 and Section 12.03) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Each Lender hereby authorizes any custodian, receiver, assignee, trustee, conservator, sequestrator or other similar official in any such judicial proceeding: (i) to make such payments to the Administrative Agent; and (ii) if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 3.04 and Section 12.03. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. Each Lender retains its right to file and prove a claim separately.

ARTICLE XII
MISCELLANEOUS

Section 12.01    Notices.

(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail, as follows:

(i)    if to the Borrowers, to each at 814 E. Main St., Richmond, VA 23219, Attention: David McKenney, Chief Financial Officer; e-mail to: dmckenney@applereit.com, chip@keatinginv.com and zgarsek@bgsfirm.com;

(ii)    if to the Administrative Agent, to it at BancFirst, 100 North Broadway, 4th Floor, Oklahoma City, Oklahoma 73102, Attention: Heather Healey Whiteside; e-mail Heather.Healey@BancFirst.bank; and

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(iii)    if to any other Lender, in its capacity as such, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

(c)    Any party hereto may change its address or e-mail for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02    Waivers; Amendments.

(a)    No failure on the part of any Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)    Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided, that no such agreement shall (i) increase the Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base without the written consent of each Lender, or modify Section 2.06 without the consent of each Lender, (iii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any

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fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 8.14 or change the definition of the terms “Domestic Subsidiary”, “Foreign Subsidiary” or “Subsidiary”, without the written consent of each Lender, (vii) release any Guarantor (except as set forth in the Guaranty Agreement), release any of the collateral (other than as provided in Section 11.09), or reduce the percentage set forth in Section 8.14(a) to less than 80%, without the written consent of each Lender, (viii) change any of the provisions of Section 10.02(c), this Section 12.02(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders or Secured Swap Providers required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender and, if applicable, each Secured Swap Provider or (ix) change the description of the obligations secured or guaranteed by the Security Instruments or the priority of payments set forth in Section 10.02(c) without the written consent of each Lender or Secured Swap Provider adversely affected thereby, provided, that the addition of a new secured obligation shall not be deemed to adversely affect any other secured party; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder or under any other Loan Document without the prior written consent of such Agent. Notwithstanding the foregoing, any supplement to Schedule 7.13 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender.

Section 12.03    Expenses, Indemnity; Damage Waiver.

(a)    The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and their Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by any Agent or any Lender, including

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the fees, charges and disbursements of any counsel for any Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)    THE BORROWERS SHALL JOINTLY AND SEVERALLY INDEMNIFY EACH AGENT AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL ACTUAL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED REASONABLE OUT-OF-POCKET EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF A BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF A BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM (v) THE OPERATIONS OF THE BUSINESS OF THE BORROWERS AND ITS SUBSIDIARIES BY A BORROWER AND ITS SUBSIDIARIES, (vi) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (vii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWERS OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (viii) THE BREACH OR NON-COMPLIANCE BY THE BORROWERS OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWERS OR ANY SUBSIDIARY, (ix) THE PAST OWNERSHIP BY THE BORROWERS OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (x) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL,

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GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWERS OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWERS OR ANY OF ITS SUBSIDIARIES, (xi) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWERS OR ANY OF ITS SUBSIDIARIES, OR (xii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiii) ANY ACTUAL CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (A) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNITEE, (B) RELATE TO CLAIMS BETWEEN OR AMONG ANY OF THE LENDERS, THE AGENT, ARRANGER OR ANY OF THEIR SHAREHOLDERS, PARTNERS OR MEMBERS OR (C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

(c)    To the extent that the Borrowers fails to pay any amount required to be paid by it to any Agent under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such.

(d)    To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out

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of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)    All amounts due under this Section 12.03 shall be payable not later than five (5) days after written demand therefor.

(f)    Notwithstanding any other provisions of this Section 12.03, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrowers and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.04    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)     Subject to the conditions set forth in Section 12.04(b)(ii) and Section 12.04(e), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of: (A) the Borrowers, provided that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if (1) an Event of Default has occurred and is continuing under any of Section 10.01(a), Section 10.01(b), Section 10.01(h) or Section 10.01(i) or (2) any other Event of Default has occurred and is continuing beyond any applicable notice and cure periods, and such Event of Default has not be previously waived or deemed waived by the Administrative Agent prior to the date any such distribution is declared or paid, any other assignee; and (B) the Administrative Agent, provided that no such consent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii)    Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment

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(determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $500,000, and the Commitments of any assigning Lender remaining a party hereto after giving effect to the assignment shall be at least $1,000,000, unless, in each case, each of the Borrowers, the Administrative Agent otherwise consents, provided, that no such consent of the Borrowers shall be required if an Event of Default under Section 10.01(a), Section 10.01(b), Section 10.01(h) and Section 10.01(i) has occurred and is continuing; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and shall deliver notice of the Assignment and Assumption to the Borrowers; and (E) in the case of an assignment to a CLO, the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided, that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such CLO.

(iii)    Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the

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revisions on Annex I and forward a copy of such revised Annex I to the Borrowers and each Lender.

(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c)     Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrowers agree that each Participant shall be entitled to the benefits of Section 5.01 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

(ii)    A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with a Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 5.03(e) as though it were a Lender.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.04(d)

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shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 12.05    Survival; Revival; Reinstatement.

(a)    All covenants, agreements, representations and warranties made by the Borrowers or any Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)    To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s, and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrowers shall take such action as may be reasonably requested by the Administrative Agent or the Lenders to effect such reinstatement.

Section 12.06    Counterparts; Integration; Effectiveness.

(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)    This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Arranger and the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior,

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contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

(c)    Except as provided in Section 6.01(a), this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or any Subsidiary against any of and all the obligations of the Borrowers or any Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09    Governing Law; Jurisdiction; Consent to Service of Process.

(a)    This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of OKLAHOMA.

(B)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF OKLAHOMA OR OF THE UNITED STATES OF AMERICA FOR THE WESTERN DISTRICT OF OKLAHOMA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON

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CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(C)    EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(D)    EACH PARTY HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10    Commercially Reasonable Efforts. Notwithstanding anything to the contrary contained in this Agreement, neither a Borrower nor any Subsidiary shall be in breach, or deemed to be in breach, of any covenant, agreement or obligation in this Agreement relating to the operation of or access to any Oil and Gas Property that is not operated by a Borrower or any Subsidiary, so long as each Borrower or such Subsidiary, as the case may be, has used commercially reasonable efforts under the circumstances to cause the operator thereof to perform or not to perform, as applicable, such covenant, agreement or obligation.

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Section 12.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.12    Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement; provided, that such assignee or Participant, as applicable, agrees to be bound by the provisions of this Section 12.12 or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrowers and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.12 or (ii) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section 12.12, “Information” means all information received from a Borrower or any Subsidiary relating to a Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by a Borrower or a Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section 12.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, any party hereto (and each employee, representative or other agent of such party) may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to that party relating to such tax treatment or tax structure; provided, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions, as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

Section 12.13    Exculpation Provisions. Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Loan Documents; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms and conditions of this Agreement; that it has been represented by independent legal counsel of its choice

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throughout the negotiations preceding its execution of this Agreement and the other Loan Documents; and has received the advice of its attorney in entering into this Agreement and the other Loan Documents; and that it recognizes that certain of the terms of this Agreement and the other Loan Documents may result, subject to the terms hereof and thereof and applicable law, in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the other loan documents on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous.”

Section 12.14    No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans are solely for the benefit of the Borrowers, and no other Person (including, without limitation, any Subsidiary of a Borrower, any obligor, contractor, subcontractor, supplier or materialmen) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.15    Collateral Matters; Swap Agreements. No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any Swap Agreements.

Section 12.16    US Patriot Act Notice. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.

Section 12.17    Flood Insurance Regulations. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, (a) in no event shall the defined term “Mortgaged Property” or any similar defined term describing any interest in any asset or property pledged by a Borrower or any Guarantor pursuant to this Agreement or any other Loan Document to secure the Indebtedness include any Buildings (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) and (b) no Building or Manufactured (Mobile) Home shall be subject to any Lien created by this Agreement or any Loan Document. As used herein, “Flood Insurance Regulations” means (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

Section 12.18    Multiple Borrowers. Unless the context clearly indicates otherwise, all references to "Borrower" or "Borrowers" is intended to refer to either or any Borrower. Each Borrower is jointly and severally liable for the Indebtedness. Lenders may sue any Borrower,

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jointly or individually, without impairing Lender's rights against any Borrower under this Agreement or any other Loan Document. Lenders may compromise with any Borrower or any other Person for any sum Lenders sees fit. Lender may release any Borrower or any other Person from any liability for the Indebtedness without impairing Lenders’ right to demand and collect the balance of the Indebtedness from any Borrower or other Person.

Section 12.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signatures Begin Next Page]

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The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWERS:	ENERGY 11 OPERATING COMPANY, LLC, a Delaware limited liability company

By: ENERGY 11, L.P., a Delaware limited partnership Title: Sole Member By: ENERGY 11 GP, LLC, a Delaware limited liability company Title: General Partner By: /s/ David McKenney David McKenney, Manager

ENERGY 11, L.P.

By: ENERGY 11 GP, LLC, a Delaware limited liability company Title: General Partner By: /s/ David McKenney David McKenney, Manager

Signature Page - 1

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ADMINISTRATIVE AGENT/LENDER:	BANCFIRST, as Administrative Agent and a Lender By: /s/ Heather Healey Whiteside Heather Healey Whiteside, Vice President

Signature Page - 2

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LENDER:	MIDFIRST BANK By: /s/ Chay Kramer Chay Kramer, Vice President

Signature Page - 3

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LENDER:	GATEWAY FIRST BANK By: /s/ Charlie Crouse Charlie Crouse, Senior Commercial Banking Executive

Signature Page - 4

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LENDER:	PEGASUS BANK By: /s/ Brian Petet Brian Petet, Executive Vice President

Signature Page - 5

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Signature Page - 6

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ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
BancFirst MidFirst Bank Gateway First Bank Pegasus Bank	33.33333% 25.00000% 25.00000% 16.66667%	$20,000,000.00 $15,000,000.00 $15,000,000.00 $10,000,000.00
TOTAL	100.00000000%	$60,000,000.00

Annex I-1

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EXHIBIT A
FORM OF NOTE

$[_________]	[_________], 20__

FOR VALUE RECEIVED, ENERGY 11 OPERATING COMPANY, LLC, a Delaware limited liability company (“Energy 11 Operating”) and ENERGY 11, L.P., a Delaware limited partnership (“Energy 11 LP”; Energy 11 Operating and Energy 11 LP are jointly, severally and collectively referred to herein as the “Borrowers” and each individually as a “Borrower”) hereby jointly and severally promise to pay to the order of [_________________] (the “Lender”), at the principal office of BANCFIRST (the “Administrative Agent”), at [_____________], the principal sum of [_______________] Dollars ($[____________]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, interest rate, and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

This Note is one of the Notes referred to in the Credit Agreement, dated as of May 13, 2021, among the Borrower, the Administrative Agent, and the lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

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THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OKLAHOMA.

ENERGY 11 OPERATING COMPANY, LLC, a Delaware limited liability company

By: ENERGY 11, L.P., a Delaware limited partnership

Title: Sole Member

By:         ENERGY 11 GP, LLC, a Delaware limited liability company

Title:      General Partner

By:         _______________________

David McKenney, Manager

ENERGY 11, L.P.

By:         ENERGY 11 GP, LLC, a Delaware limited liability company

Title:      General Partner

By:         _________________________

David McKenney, Manager

A-2

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EXHIBIT B
FORM OF BORROWING REQUEST

[                   ], 20[   ]

ENERGY 11 OPERATING COMPANY, LLC, a Delaware limited liability company ( “Energy 11 Operating”) and ENERGY 11, L.P., a Delaware limited partnership (“Energy 11 LP”; Energy 11 Operating and Energy 11 LP are jointly, severally and collectively referred to herein as the “Borrowers” and each individually as a “Borrower”), pursuant to Section 2.03 of the Credit Agreement dated as of May 13, 2021 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), among the Borrowers, BancFirst, as Administrative Agent and the lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(i)         Aggregate amount of the requested Borrowing is $[                   ];

(ii)         Date of such Borrowing is [                   ], 20[   ];

(iii)         Amount of Borrowing Base in effect on the date hereof is $[                   ];

(iv)         Total Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans) is $[                   ]; and

(v)         Pro forma total Credit Exposures (giving effect to the requested Borrowing) is $[                   ]; and

(vi)         Location and number of the Borrowers’ account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04 of the Credit Agreement, is as follows:

[________________________]
[________________________]
[________________________]
[________________________]
[________________________]

The undersigned certifies that he/she is the [                ] of the Borrowers, and that as such he/she is authorized to execute this certificate on behalf of the Borrowers. The undersigned further certifies, represents and warrants on behalf of the Borrowers that the Borrowers are entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

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ENERGY 11 OPERATING COMPANY, LLC

By:

__________, __________

ENERGY 11, L.P.

By:         Energy 11 GP, LLC

Title:      Manager

By:         _________________________

______________, Manager

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EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the [          ] of ENERGY 11 OPERATING COMPANY, LLC, a Delaware limited liability company ( “Energy 11 Operating”) and ENERGY 11, L.P., a Delaware limited partnership (“Energy 11 LP”; Energy 11 Operating and Energy 11 LP are jointly, severally and collectively referred to herein as the “Borrowers” and each individually as a “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated as of May 13, 2021 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”), among the Borrowers, BancFirst, as Administrative Agent and the lenders (the “Lenders”) which are or become a party thereto, the undersigned represents and warrants to the best of his/her knowledge after reasonable enquiry as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a)         The representations and warranties of the Borrowers contained in Article VII of the Agreement and in the Loan Documents and otherwise made in writing by or on behalf of the Borrowers pursuant to the Agreement and the Loan Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Required Lenders have expressly consented in writing to the contrary.

(b)         The Borrowers have performed and complied with all agreements and conditions contained in the Agreement and in the Loan Documents required to be performed or complied with by it prior to or at the time of delivery hereof [or specify default and describe].

(c)         Since ___________, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect [or specify event].

(d)         There exists no Default or Event of Default [or specify Default and describe].

(e)         Attached hereto are the detailed computations necessary to determine whether the Borrowers are in compliance with Section 9.01 as of the end of the [fiscal quarter][fiscal year] ending [          ].

EXECUTED AND DELIVERED this [          ] day of [          ].

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ENERGY 11 OPERATING COMPANY, LLC

By:

__________, __________

ENERGY 11, L.P.

By:         Energy 11 GP, LLC

Title:      Manager

By:         _________________________

______________, Manager

C-2

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EXHIBIT D
FORM OF ASSIGNMENT AND ASSUMPTION

Reference is made to the Credit Agreement, dated as of May 13, 2021 (as amended, restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), among ENERGY 11 OPERATING COMPANY, LLC, a Delaware limited liability company ( “Energy 11 Operating”) and ENERGY 11, L.P., a Delaware limited partnership (“Energy 11 LP”; Energy 11 Operating and Energy 11 LP are jointly, severally and collectively referred to herein as the “Borrowers” and each individually as a “Borrower”), the Lenders named therein and BancFirst, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Assumption is being delivered to the Administrative Agent (with a copy to the Borrower) together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 5.03(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 12.04(b) of the Credit Agreement.

This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of Oklahoma.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

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Effective Date of Assignment

(“Assignment Date”):

Facility	Principal Amount Assigned	Percentage Assigned of Facility/Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder)
Commitment Assigned:	$	%
Loans:

The terms set forth above and on the reverse side hereof are hereby agreed to:

[Name of Assignor], as Assignor

By:

Name:

Title:

[Name of Assignee], as Assignee

By:

Name:

Title:

The undersigned hereby consent to the within assignment:1

1 Consents to be included to the extent required by Section 12.04(b) of the Credit Agreement.

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ENERGY 11 OPERATING COMPANY, LLC By: Name: Title: ENERGY 11, L.P. By: Name: Title:	BANCFIRST, as Administrative Agent By: Name: Title:

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EXHIBIT E

RESERVED

E-1

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EXHIBIT F

RESERVED

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EXHIBIT G
FORM OF GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is dated as of the 13th day of May, 2021, by ENERGY 11 GP, LLC, a Delaware limited liability company (“Guarantor”), in favor of BANCFIRST, each of the other financial institutions from time to time listed on Annex I to the Credit Agreement (as hereinafter defined) as Lenders (as defined in the Credit Agreement), and, in the case of any Swap Agreement (as defined in the Credit Agreement), any Secured Swap Provider (as defined in the Credit Agreement), and each of their successors and assigns as permitted pursuant to the Credit Agreement (Lenders, any Secured Swap Provider, and each of their successors and assigns are collectively referred to herein as “Beneficiaries”).

W I T N E S S E T H:

WHEREAS, ENERGY 11 OPERATING COMPANY, LLC, a Delaware limited liability company (“Energy 11 Operating”) and ENERGY 11, L.P., a Delaware limited partnership (“Energy 11 LP”; Energy 11 Operating and Energy 11 LP are jointly, severally and collectively referred to herein as the “Borrowers” and each individually as a “Borrower”), Lenders, and BancFirst, as Administrative Agent (“Administrative Agent”) are parties to that certain Credit Agreement (as amended, the “Credit Agreement”) dated as of May 13, 2021, pursuant to which Lenders have made a revolving credit loan to Borrowers (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

WHEREAS, Lenders have required, as a condition to extending credit under the Credit Agreement, that Guarantor execute and deliver this Guaranty; and

WHEREAS, Guarantor has determined that valuable benefits will be derived by it as a result of the Credit Agreement and the extension of credit made (and to be made) by Lenders thereunder; and

WHEREAS, Guarantor has further determined that the benefits accruing to it from the Credit Agreement exceed Guarantor’s anticipated liability under this Guaranty.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Guarantor hereby covenants and agrees as follows:

1.    Guarantor hereby absolutely and unconditionally guarantees the prompt, complete and full payment when due, no matter how such shall become due, of the Indebtedness, and further guarantees that Borrowers will properly and timely perform the Indebtedness and other obligations and liabilities of Borrowers under the Credit Agreement, Notes and other Loan Documents. Notwithstanding any contrary provision in this Guaranty, however, Guarantor’s maximum liability under this Guaranty is limited, to the extent, if any, required so that its liability is not subject to avoidance under applicable Debtor Relief Laws (as such term is defined in Paragraph 8 hereof).

Energy 11 Operating Company, llc

Credit Agreement

2.    If Guarantor is or becomes liable for any indebtedness owing by Borrowers to any Beneficiary by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Beneficiaries hereunder shall be cumulative of any and all other rights that Beneficiaries may ever have against Guarantor. The exercise by any Beneficiary of any right or remedy hereunder or under any other instrument, at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

3.    In the event of default by Borrowers in payment of the Indebtedness, or any part thereof, when such Indebtedness become due, either by its terms or as the result of the exercise of any power to accelerate, past any applicable grace or cure period, Guarantor shall, within thirty (30) days of Beneficiaries’ demand, and without further notice of dishonor and without any notice having been given to Guarantor previous to such demand of the acceptance by Beneficiaries of this Guaranty, and without any notice having been given to such Guarantor previous to such demand of the creating or incurring of such Indebtedness, pay the amount due thereon to Beneficiaries at Administrative Agent’s office as set forth in the Credit Agreement, and it shall not be necessary for any Beneficiary, in order to enforce such payment by Guarantor, first, to institute suit or exhaust its remedies against Borrowers or others liable on such Indebtedness, to have Borrowers joined with Guarantor in any suit brought under this Guaranty or to enforce its rights against any security which shall ever have been given to secure such indebtedness; provided, however, that in the event any Beneficiary elects to enforce and/or exercise any remedies it may possess with respect to any security for the Indebtedness prior to demanding payment from Guarantor, Guarantor shall nevertheless be obligated hereunder for any and all sums still owing to Beneficiaries on the Indebtedness and not repaid or recovered incident to the exercise of such remedies.

4.    Notice to Guarantor of the acceptance of this Guaranty and of the making, renewing or assignment of the Indebtedness and each item thereof, are hereby expressly waived by Guarantor.

5.    Each payment on the Indebtedness shall be deemed to have been made by Borrowers unless express written notice is given to Lenders at the time of such payment that such payment is made by Guarantor as specified in such notice.

6.    If all or any part of the Indebtedness at any time is secured, Guarantor agrees that Administrative Agent and/or Lenders may at any time and from time to time, at their discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security or compromise or settle any amount due or owing under the Credit Agreement or amend or modify in whole or in part the Credit Agreement or any Loan Document executed in connection with same without impairing or diminishing the Indebtedness of Guarantor hereunder. Guarantor further agrees that if any Borrower executes in favor of any Beneficiary any collateral agreement, mortgage or other security instrument, the exercise by any Beneficiary of any right or remedy thereby conferred on such Beneficiary shall be wholly discretionary with such Beneficiary, and that the exercise or failure to exercise any such

Energy 11 Operating Company, llc

Credit Agreement

right or remedy shall in no way impair or diminish the obligation of Guarantor hereunder. Guarantor further agrees that Beneficiaries and Administrative Agent shall not be liable for their failure to use diligence in the collection of the Indebtedness or in preserving the liability of any person liable for the Indebtedness, and Guarantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof (including, notice of acceleration), and diligence in bringing suits against any Person liable on the Indebtedness, or any part thereof.

7.    Guarantor agrees that Beneficiaries, in their discretion, may (a) bring suit against all guarantors (including, without limitation, Guarantor hereunder) of the Indebtedness jointly and severally or against any one or more of them, (b) compound or settle with any one or more of such guarantors for such consideration as Beneficiaries may deem proper, and (c) release one or more of such guarantors from liability hereunder, and that no such action shall impair the rights of Beneficiaries to collect the Indebtedness (or the unpaid balance thereof) from other such guarantors of the Indebtedness, or any of them, not so sued, settled with or released. Guarantor agrees, however, that nothing contained in this paragraph, and no action by Beneficiaries permitted under this paragraph, shall in any way affect or impair the rights or Indebtedness of such Guarantors among themselves.

8.    Guarantor represents and warrants to each Lender that (a) Guarantor is a corporation, limited liability company or partnership duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation; (b) Guarantor possesses all requisite authority and power to authorize, execute, deliver and comply with the terms of this Guaranty; (c) this Guaranty has been duly authorized and approved by all necessary action on the part of Guarantor and constitutes a valid and binding obligation of Guarantor enforceable in accordance with its terms, except as (1) the enforcement thereof may be limited by applicable Debtor Relief Laws, and (2) the availability of equitable remedies may be limited by equitable principles of general applicability; and (d) no approval or consent of any court or governmental entity is required for the authorization, execution, delivery or compliance with this Guaranty which has not been obtained (and copies thereof delivered to Lenders). As used in this Guaranty, the term “Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally (including, to the extent applicable, the rights and remedies of creditors of a “financial company” as such term is defined in Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) or for providing for the relief of debtors.

9.    Guarantor covenants and agrees that until the Indebtedness is paid and performed in full, except as otherwise provided in the Credit Agreement or unless Lenders give their prior written consent to any deviation therefrom, it will (a) at all times maintain its existence and authority to transact business in any state or jurisdiction where Guarantor has assets and operations, except where the failure to maintain such existence or authority would not have a Material Adverse Effect, (b) promptly deliver to Lenders and to Administrative Agent such information respecting its business affairs, assets and liabilities as Lenders may reasonably request, and (c) duly and

Energy 11 Operating Company, llc

Credit Agreement

punctually observe and perform all covenants applicable to Guarantor under the Credit Agreement and the other Loan Documents.

10.    This Guaranty is for the benefit of Lenders, Secured Swap Providers, their successors and assigns, and in the event of an assignment by Lenders or Secured Swap Providers (or their successors or assigns) of the Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Indebtedness so assigned, may be transferred with such Indebtedness. This Guaranty is binding upon Guarantor and its successors and assigns.

11.    No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or all Lenders if required pursuant to the Credit Agreement), and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Guarantor in any case shall, of itself, entitle Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Lenders in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder. All rights and remedies of Lenders hereunder are cumulative of each other and of every other right or remedy which Lenders may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

12.    No provision herein or in any promissory note, instrument or any other Loan Document executed by Borrowers or any Borrower or Guarantor evidencing the Indebtedness shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate. If any excess of interest in such respect is provided for herein or in any such promissory note, instrument, or any other Loan Document, the provisions of this paragraph shall govern, and neither a Borrower nor Guarantor shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. The intention of the parties being to conform strictly to any applicable federal or state usury laws now in force, all promissory notes, instruments and other Loan Documents executed by Borrowers or any Borrower or Guarantor evidencing the Indebtedness shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

13.    If Guarantor should breach or fail to perform any provision of this Guaranty, Guarantor agrees to pay Beneficiaries all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorney’s fees) incurred by Beneficiaries in the enforcement hereof.

14.     The liability of Guarantor under this Guaranty shall in no manner be impaired, affected or released by the insolvency, bankruptcy, making of an assignment for the benefit of creditors, arrangement, compensation, composition or readjustment of a Borrower, or any proceedings affecting the status, existence or assets of Borrower or other similar proceedings instituted by or against a Borrower and affecting the assets of a Borrower.

Energy 11 Operating Company, llc

Credit Agreement

(b)    Guarantor acknowledges and agrees that any interest on any portion of the Indebtedness which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Indebtedness ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Indebtedness if said proceedings had not been commenced) shall be included in the Indebtedness because it is the intention of Guarantor, Administrative Agent and Lenders that the Indebtedness which is guaranteed by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve either Borrower of any portion of such Indebtedness. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Beneficiaries or Administrative Agent, or allow the claim of Beneficiaries or Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

(c)    In the event that all or any portion of the Indebtedness is paid by Borrowers, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Administrative Agent or any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Indebtedness for all purposes under this Guaranty.

15.    Guarantor understands and agrees that any amounts of Guarantor on account with any Lender may, if an Event of Default shall have occurred and be continuing, be offset to satisfy the obligations of Guarantor hereunder.

16.    Guarantor hereby subordinates and makes inferior any and all indebtedness now or at any time hereafter owed by any Borrower to Guarantor to the Indebtedness evidenced by the Credit Agreement and agrees if an Event of Default shall have occurred and be continuing, not to permit any such Borrower to repay, or to accept payment from any such Borrower of, such indebtedness or any part thereof without the prior written consent of Lenders.

17.    During the period that Lenders have any commitment to lend under the Loan Documents, or any amount payable under any Note remains unpaid, and throughout any additional preferential period subsequent thereto, Guarantor hereby waives any and all rights of subrogation to which Guarantor may otherwise be entitled against Borrowers (or either one of them), or any other guarantor of the Indebtedness, as a result of any payment made by Guarantor pursuant to this Guaranty.

18.    If any provision of this Guaranty is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, this Guaranty shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this

Energy 11 Operating Company, llc

Credit Agreement

Guaranty a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

19.     Except to the extent required for the exercise of the remedies provided in the other security instruments, Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of any Oklahoma state or federal court over any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Oklahoma state or federal court. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Litigation arising out of or in connection with this Guaranty or any of the Loan Documents brought in district courts of Oklahoma County, Oklahoma, or in the United States District Court for the Western District of Oklahoma. Guarantor hereby irrevocably waives any claim that any Litigation brought in any such court has been brought in an inconvenient forum. Guarantor hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the delivery of copies thereof by Federal Express or other nationally recognized overnight delivery service, to Guarantor’s office c/o ENERGY 11 OPERATING COMPANY, LLC, at 41 Madison Avenue, 25th Floor, New York, NY 10013, Attn: Borja Madrid. Guarantor irrevocably agrees that any legal proceeding against Lenders shall be brought in the district courts of Oklahoma County, Oklahoma, or in the United States District Court for the Western District of Oklahoma. Nothing herein shall affect the right of Lenders to commence legal proceedings or otherwise proceed against Guarantor in any jurisdiction or to serve process in any manner permitted by applicable law. As used herein, the term “Litigation” means any proceeding, claim, lawsuit or investigation (1) conducted or threatened by or before any court or governmental department, commission, board, bureau, agency or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing, or (2) pending before any public or private arbitration board or panel.

(b)    Nothing in this Paragraph 19 shall affect any right of any Lender to serve legal process in any other manner permitted by law or affect the right of any Lender to bring any action or proceeding against Guarantor in the courts of any other jurisdictions.

(c)    To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and the other Loan Documents.

20.    Each Guarantor that is a Qualified ECP Counterparty hereby guarantees the payment and performance of all Indebtedness of each Credit Party and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to each Credit Party in order for such Credit Party to honor its obligations under this Guaranty including obligations with respect to Swap Agreements (provided, however, that each such Guarantor shall only be liable under this Paragraph 20 for the maximum amount of such liability

Energy 11 Operating Company, llc

Credit Agreement

that can be hereby incurred without rendering its obligations under this Paragraph 20, or otherwise under this Guaranty or any Loan Document, as it relates to such other Credit Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each such Guarantor under this Paragraph 20 shall remain in full force and effect until all Indebtedness is paid in full to the Lenders, the Administrative Agent and all other Secured Parties, and all of the Lenders’ Commitments are terminated. The parties intend that this Paragraph 20 constitute, and this Paragraph 20 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

21.    THIS GUARANTY AND THE OTHER LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG LENDERS, ADMINISTRATIVE AGENT AND GUARANTOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF LENDERS, ADMINISTRATIVE AGENT AND GUARANTOR. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG LENDERS, ADMINISTRATIVE AGENT AND GUARANTOR.

22.    GUARANTOR, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RIGHT TO A JURY TRIAL, IN ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS.

23.    THIS GUARANTY AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA.

EXECUTED and effective as of the date first above written.

GUARANTOR:

ENERGY 11 GP, LLC a Delaware limited liability company

By:         _________________________

David McKenney, Manager

Energy 11 Operating Company, llc

Credit Agreement

EXHIBIT H

EXHIBIT H-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOREIGN LENDERS; NOT PARTNERSHIPS)

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 13, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ENERGY 11 OPERATING COMPANY, LLC, a Delaware limited liability company ( “Energy 11 Operating”) and ENERGY 11, L.P., a Delaware limited partnership (“Energy 11 LP”; Energy 11 Operating and Energy 11 LP are jointly, severally and collectively referred to herein as the “Borrowers” and each individually as a “Borrower”), as Borrowers, BancFirst, as Administrative Agent, and the financial institutions from time to time party thereto as Lenders.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to such Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:

H-1-1

Energy 11 Operating Company, llc

Credit Agreement

EXHIBIT H-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOREIGN PARTICIPANTS; NOT PARTNERSHIPS)

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 13, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ENERGY 11 OPERATING COMPANY, LLC, a Delaware limited liability company ( “Energy 11 Operating”) and ENERGY 11, L.P., a Delaware limited partnership (“Energy 11 LP”; Energy 11 Operating and Energy 11 LP are jointly, severally and collectively referred to herein as the “Borrowers” and each individually as a “Borrower”), as Borrowers, BancFirst, as Administrative Agent, and the financial institutions from time to time party thereto as Lenders.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the such Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:

H-2-1

Energy 11 Operating Company, llc

Credit Agreement

EXHIBIT H-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOREIGN PARTICIPANTS; PARTNERSHIPS)

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 13, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ENERGY 11 OPERATING COMPANY, LLC, a Delaware limited liability company ( “Energy 11 Operating”) and ENERGY 11, L.P., a Delaware limited partnership (“Energy 11 LP”; Energy 11 Operating and Energy 11 LP are jointly, severally and collectively referred to herein as the “Borrowers” and each individually as a “Borrower”), as Borrowers, BancFirst, as Administrative Agent, and the financial institutions from time to time party thereto as Lenders.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to such Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:

H-3-1

Energy 11 Operating Company, llc

Credit Agreement

EXHIBIT H-4
FORM OF U.S. TAX COMPLIANCE (FOREIGN LENDERS;
PARTNERSHIPS)

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 13, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ENERGY 11 OPERATING COMPANY, LLC, a Delaware limited liability company ( “Energy 11 Operating”) and ENERGY 11, L.P., a Delaware limited partnership (“Energy 11 LP”; Energy 11 Operating and Energy 11 LP are jointly, severally and collectively referred to herein as the “Borrowers” and each individually as a “Borrower”), as Borrowers, BancFirst, as Administrative Agent, and the financial institutions from time to time party thereto as Lenders.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:

H-4-1

Energy 11 Operating Company, llc

Credit Agreement

SCHEDULE  7.04

LITIGATION

NONE

Schedule 7.04

Energy 11 Operating Company, llc

Credit Agreement

SCHEDULE 7.13

SUBSIDIARIES AND PARTNERSHIPS

1.         Energy 11 Management, LLC

Schedule 7.13

Energy 11 Operating Company, llc

Credit Agreement

SCHEDULE 7.15

PROPERTIES

NONE

Schedule 7.15

Energy 11 Operating Company, llc

Credit Agreement

SCHEDULE 7.17

GAS IMBALANCES

NONE

Schedule 7.17

Energy 11 Operating Company, llc

Credit Agreement

SCHEDULE 7.18

MARKETING CONTRACTS

NONE

Schedule 7.18

Energy 11 Operating Company, llc

Credit Agreement

SCHEDULE 7.19

SWAP AGREEMENTS

NONE

Schedule 7.19

Energy 11 Operating Company, llc

Credit Agreement

SCHEDULE 9.05

INVESTMENTS

NONE

Schedule 9.05

Energy 11 Operating Company, llc

Credit Agreement